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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cott Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Matthew A. Kane, Jr. Vice President, General Counsel and Secretary Cott Corporation 5519 West Idlewild Avenue Tampa, Florida 33634

March 27, 2008

Dear Shareowners:

We are pleased to invite you to attend our annual meeting, which will be held at the Doubletree by Hilton Hotel, room International C, 655 Dixon Road, Toronto, Ontario, Canada, in Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on Thursday, April 17, 2008. At this meeting, you will have the opportunity to meet our directors and members of our senior management team, learn more about our Company and our plans for the future, and receive our financial results for the 2007 fiscal year.

The notice of meeting and circular that accompany this letter describe the business to be conducted at the meeting.

Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the enclosed form of proxy. We encourage you to read the circular and vote as soon as possible. We look forward to your participation.

Sincerely,

MATTHEW A. KANE, JR.

Vice President, General Counsel and Secretary

Cott Corporation

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of Cott Corporation will be held

on:	Thursday, April 17, 2008

at:	8:30 a.m. (local time in Toronto)

at the:	Doubletree by Hilton Hotel, room International C, 655 Dixon Road, Toronto, Ontario, Canada

to:	• receive the financial statements for the year ended December 29, 2007 and the auditors’ report on those statements,

• elect directors,

• appoint auditors, and

• transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

By order of the board of directors

Matthew A. Kane Jr.

Vice President, General Counsel and Secretary

Tampa, Florida, USA

March 27, 2008

Cott Corporation

Annual Meeting of Shareowners

THIS BOOKLET EXPLAINS:

•	details of the matters to be voted upon at the meeting, and

•	how to exercise your vote even if you cannot attend the meeting.

THIS BOOKLET CONTAINS:

•	the notice of the meeting,

•	the proxy circular for the meeting, and

•	a proxy form that you may use to vote your shares without attending the meeting.

REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 1 of the circular.

NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

The accompanying circular and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management for use at the annual meeting of the shareowners to be held on Thursday, April 17, 2008 and any continuation of the meeting after an adjournment of such meeting.

AVAILABILITY OF FINANCIAL INFORMATION

Note: If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

PROXY CIRCULAR

i

ii

Cott Corporation

Proxy Circular

This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of management for use at the annual meeting of shareowners that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting. This proxy circular and the accompanying proxy are being mailed to our shareowners on or about March 27, 2008.

All dollar amounts are in United States dollars unless otherwise stated. All information contained in this document is as of February 28, 2008 unless otherwise indicated.

VOTING AT THE MEETING

Who Can Vote

March 7, 2008 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting.

As at February 28, 2008, 71,871,330 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.

Voting By Registered Shareowners

The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners”.

Voting in Person

Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc., upon your arrival at the meeting.

Voting by Proxy

If you are a registered shareowner but do not plan to attend the meeting in person, you may vote by using a form of proxy to appoint someone to come to the meeting as your proxyholder. You either can tell that person how you want your shares to be voted or let that person choose how to vote your shares.

What Is a Proxy?

A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

How do You Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.

How Will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR or WITHHOLD), your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.

If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Cott to act as your proxyholder, your shares will be voted at the meeting:

•	FOR the election of the nominees named in this proxy circular as directors, and

•	FOR the appointment of PricewaterhouseCoopers LLP as auditors.

For more information on these matters, please see “Election of Directors” beginning on page 6, and “Auditors—Appointment of Auditors” on page 46.

If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 23, 2008.

How do You Deposit a Proxy?

To be valid, the proxy must be filled out, correctly signed (exactly as your name appears on the proxy form) and returned to the Toronto office of our transfer agent, Computershare Investor Services Inc., by delivering it to:

100 University Avenue

9th Floor

Toronto, Ontario

Canada

M5J 2Y1

Fax: (416) 263-9524 or 1-866-249-7775 (toll-free in Canada and the U.S.)

by 5:00 p.m. (local time in Toronto, Canada) on April 15, 2008 (or the last business day before any reconvened meeting if the meeting is adjourned) or by presenting it to the Chairman of the meeting before commencement of the meeting (or before the reconvened meeting if the meeting is adjourned).

How do You Revoke Your Proxy?

If you want to revoke your proxy after you have delivered it, another properly executed form of proxy bearing a later date should be delivered by you as set out above under “How do You Deposit a Proxy?” or you can clearly indicate in writing that you want to revoke your proxy and deliver this written document to our executive office at:

5519 West Idlewild Avenue

Tampa, Florida

33634

ATTN: Vice President, General Counsel and Secretary

Fax: (813) 881-1870

This revocation must be received by us before the meeting (or before the date of the reconvened meeting if it is adjourned) or be given to the Chairman of the meeting before commencement of the meeting (or before the reconvened meeting if it is adjourned), or in any other way permitted by law.

If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

Voting By Non-Registered Beneficial Shareowners

You may be a non-registered beneficial shareowner (as opposed to a registered shareowner) if your shares are held on your behalf or for your account by an intermediary, such as a broker, a securities dealer, a bank or a trust company. Intermediaries generally are required to forward meeting materials to the persons for whom they hold shares. If you are a non-registered beneficial shareowner, it is your intermediary that legally will be entitled to vote your shares at the meeting. To vote your shares, you must carefully follow the instructions that your intermediary provides you. Instead of completing the form of proxy that we have provided, you likely will be asked to complete and deliver a different form to your intermediary, which would instruct the intermediary how to vote your shares at the meeting on your behalf.

As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

Confidentiality of Vote

Computershare Investor Services Inc. counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest,

•	the proxy contains comments clearly intended for management, or

•	it is necessary to determine a proxy’s validity or to enable management and/or the board of directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

Quorum

The annual meeting requires a quorum, which for this meeting means:

•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled, and

•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.

How Will Resolutions be Passed?

All matters that are scheduled to be voted upon at the meeting are ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes: if more than half of the votes that are cast are in favour, the resolution passes (Special resolutions require approval of at least two-thirds of the votes cast. No special resolutions are contemplated at the meeting). Directors are elected by a plurality vote, whereby directors who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Please Complete Your Proxy

Our management, with the support of the board of directors, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management. We will pay the cost of proxy solicitation, which primarily will be by mail. Proxies also may be solicited by telephone, in writing or in person by our employees or our transfer agent.

PROCEDURE FOR CONSIDERING SHAREOWNERS PROPOSALS

If you want to propose any matter for a vote by shareowners at our 2009 annual meeting, you must send your proposal to our Vice President, General Counsel and Secretary. In order for your proposal to be considered for inclusion in our 2009 proxy circular and proxy, it must be received by our Vice President, General Counsel and Secretary no later than November 27, 2008 at Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, 33634.

PRINCIPAL SHAREOWNERS

We are not aware of any person who, as of February 29, 2008, beneficially owned or exercised control or direction over more than 5% of our common shares except as set forth below:

Name	Nature of Ownership or Control	Number of Shares	Percentage of Class
Invesco Ltd.(1)	Beneficial ownership	8,452,491	11.76%
FMR LLC(2)	Beneficial ownership	7,302,686	10.16%
T. Rowe Price Associates, Inc.(3)	Beneficial ownership	5,890,972	8.20%
UBS AG(4)	Beneficial ownership	3,653,306	5.08%
PRIMECAP Management Company(5)	Beneficial ownership	3,949,332	5.50%
Rutabaga Capital Management(6)	Beneficial ownership	3,891,847	5.42%

(1)	Based solely on information reported in an amended Schedule 13G filed by Invesco Ltd. (“Invesco”) on March 7, 2008 with the Securities and Exchange Commission. According to Invesco, as of February 29, 2008, it is a holding company and these shares are held by two subsidiaries. AIM Funds Management Inc., a subsidiary of Invesco, is the beneficial owner of, and has sole dispositive and voting power over, 8,452,000 of these shares. Power Shares Capital Management LLC, a subsidiary of Invesco, is the beneficial owner of, and holds sole dispositive and voting power over, 291 of these shares. Each of Invesco’s direct and indirect subsidiaries disclaim beneficial ownership of shares beneficially owned by Invesco and any other subsidiary. The address of Invesco is 1360 Peachtree Street NE, Atlanta, Georgia, 30309.

(2)	Based solely on information reported in an amended Schedule 13G filed by FMR LLC on February 14, 2008 with the Securities and Exchange Commission on behalf of itself and others listed therein. FMR LLC is the beneficial owner of these shares and has sole dispositive power as to them. According to FMR LLC, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, common shares of the company. The interest of one person included in this Schedule 13G, Fidelity Value Fund, an investment company registered under the Investment Company Act of 1940, amounted to 3,743,300 shares or 5.21% of the outstanding common shares of the company. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts, 02109.

(3)	Based solely on information reported in an amended Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 13, 2008 with the Securities and Exchange Commission. According to Price Associates, these securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole dispositive power over these securities and sole voting power over 1,328,915 of these shares. T. Rowe Price Mid-Cap Growth Fund, Inc., which filed jointly with Price Associates, holds sole voting power over 4,000,000 of these shares or 5.5% of the outstanding common shares of the company, without dispositive power. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(4)	Based solely on information reported in an amended Schedule 13G filed jointly by UBS AG, UBS Americas Inc., and UBS Global Asset Management (Americas) Inc. on February 11, 2008 with the Securities and Exchange Commission. UBS AG made the filing for the benefit of and on behalf of the UBS Global Asset Management business group. UBS AG has shared dispositive power over these shares and sole voting power over 3,021,649 of these shares. UBS AG’s address is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland. For purposes of the reporting requirement of the Exchange Act, UBS AG is deemed to be a beneficial owner of those securities attributed to it; however, it expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based solely on information reported in an amended Schedule 13G filed by PRIMECAP Management Company on February 14, 2008 with the Securities and Exchange Commission. According to PRIMECAP Management Company, as of December 31, 2007, it is the beneficial owner of these shares, with sole voting power as to 1,711,132 of these shares and sole dispositive power as to all shares. The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California, 91101.

(6)

Based solely on information reported in a Schedule 13G filed by Rutabaga Capital Management on February 14, 2008 with the Securities and Exchange Commission. According to Rutabaga Capital Management, as of December 31, 2007, it is the beneficial owner of and has sole dispositive power over these shares, with sole voting power as to 2,961,747 of these shares and shared voting power as to 930,100 of these shares. The address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts, 02109.

FINANCIAL STATEMENTS

At the meeting, we will submit Cott’s annual consolidated financial statements for the year ended December 29, 2007, and the related report of the auditors, to you. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS

The Corporate Governance Committee of the board of directors reviews annually the qualifications of persons proposed for election to the board and submits its recommendations to the board for consideration. In the opinion of the Corporate Governance Committee and the board, each of the ten nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, expertise and experience necessary for the board and its committees to function effectively. Our approach to corporate governance and the roles of the board and its committees are described under “Corporate Governance”.

During the fiscal year ended December 29, 2007, the board of directors held 14 meetings. Each of our current directors who was a director in 2007 attended in person or by telephone all of the applicable meetings of the board of directors and committees on which they served in 2007, except for: (i) Mr. Burnett who attended 13 of 14 meetings of the board; (ii) Mr. Gibbons who attended 10 of 11 meetings of the board held since his appointment to the board; (iii) Mr. Gouin who attended 11 of 14 meetings of the board and five of six meetings of the Corporate Governance Committee; (iv) Mr. Halperin who attended 13 of 14 meetings of the board; (v) Ms. Hess who attended 13 of 14 meetings of the board and five of six meetings of the Human Resources and Compensation Committee; (vi) Mr. Livingston who attended 10 of 14 meetings of the board and five of six meetings of the Corporate Governance Committee; (vii) Ms. Magee who attended nine of 14 meetings of the board and five of six meetings of the Human Resources and Compensation Committee; (viii) Mr. Prozes who attended 10 of 14 meetings of the board, six of seven meetings of the Audit Committee, and two of three meetings of the Corporate Governance Committee since his appointment to that committee; and (ix) Mr. Weise who attended 13 of 14 meetings of the board. The Corporate Governance Committee is responsible for assessing and addressing any meeting attendance issues, as appropriate.

Set out below is certain information concerning our nominees for election as directors of Cott. Christine A. Magee has informed the board that she intends to retire from the board after the annual meeting and is not standing for re-election. Brent D. Willis ceased to serve as a director on March 24, 2008. Effective February 7, 2008, the board appointed Graham W. Savage as a director, in accordance with the provisions of Cott’s articles of amalgamation. The board has considered the independence of each of the nominees for election as directors of Cott for purposes of the rules of the New York Stock Exchange and, where applicable, National Instrument 58-101 Disclosure of Corporate Governance Practice (“NI 58-101”) of the Canadian Securities Administrators. The nominees for election as directors who are not independent are Mr. Gibbons and Mr. Halperin. See “Certain Relationships and Related Transactions” for further discussion of the board’s determinations as to independence.

Nominee	Committee Membership
George A. Burnett, 52, of Cherry Hills Village, Colorado, U.S.A., is Chief Executive Officer of Alta Colleges, Inc., of Denver, Colorado, a national provider of post-secondary education services and has held the position since August 2006. Prior to his Alta employment Mr. Burnett was Chairman of R.H. Donnelley in 2006 and Chief Executive Officer of Dex Media, Inc. from 2001 to 2005. Mr. Burnett has served on Cott’s board since June 2006 and is a member of the Human Resources and Compensation Committee.	Human Resources and Compensation Committee

David T. Gibbons, 64, of Fennville, Michigan, U.S.A., has served on Cott’s board of directors since 2007. He was appointed Interim Chief Executive Officer effective March 24, 2008. Mr. Gibbons was President and Chief Executive Officer of Perrigo Company, a publicly held manufacturer of retailer brand over-the-counter pharmaceutical and nutritional products, from 2000 to 2006, and from 2003 to 2007, he also held the role of Chairman. Mr. Gibbons also serves on the board of directors of Robbins & Myers, Inc., a manufacturer of fluid management products. Mr. Gibbons was a member of the Audit Committee until his appointment as Interim Chief Executive Officer.

—

Serge Gouin, 65, of Outremont, Quebec, Canada, is Chairman of Quebecor Media Inc., a communications, media and entertainment conglomerate. From March 2004 to May 2005 Mr. Gouin was President and Chief Executive Officer of Quebecor Media Inc. In the past five years, Mr. Gouin was also Vice Chairman, Salomon Smith Barney Canada, Inc., a financial services company, until 2003, and advisory director of Citigroup Global Markets Canada Inc., a financial services company, from 2003 to 2004. Mr. Gouin is also a director of Onex Corporation, a conglomerate, TVA Group Inc., a broadcast communications company, Quebecor Media Inc., Sun Media Corporation, a newspaper publishing company, and Videotron Limited, a cable television company. He has served on Cott’s board since 1986 and is the lead independent director. Mr. Gouin is also Chair of the Corporate Governance Committee.	Corporate Governance Committee

Stephen H. Halperin, 58, of Toronto, Ontario, Canada, is a partner at the law firm of Goodmans LLP and a member of Goodmans’ executive committee and co-chair of the Corporate Securities practice. He has been a partner with Goodmans LLP since 1987 and a member of the firm’s Executive Committee since 1993. Mr. Halperin was a director of AT & T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States in late 2002. That company emerged from bankruptcy protection in early 2003, at which point Mr. Halperin ceased to be one of its directors. Mr. Halperin is the brother of Mark Halperin, Cott’s former Chief Legal & Ethics Officer and Corporate Secretary. He has served on Cott’s board since 1992.	—

Nominee	Committee Membership

Betty Jane Hess, 59, of Hingham, Massachusetts, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor, for five years prior to her retirement in mid-2004. She has served on Cott’s board since July 2004 and is a member of the Human Resources and Compensation Committee.	Human Resources and Compensation Committee
Philip B. Livingston, 50, of Basking Ridge, New Jersey, U.S.A., is Senior Vice President and Chief Financial Officer of TouchTunes Music Corporation, a manufacturer and distributor of digital jukeboxes. Prior to that he was Vice Chairman of Approva Corporation, a provider of enterprise controls management software in Reston, Virginia. From March 2006 until September 2006, he was Chief Financial Officer of Duff & Phelps, a professional services firm. Mr. Livingston has served on Cott’s board since 2003; he is Chairman of the Audit Committee and a member of the Corporate Governance Committee. He is also on the Board of Examiners for the Uniform CPA Examination of the American Institute of Certified Public Accountants. Mr. Livingston is also a member of the board of QLT, Inc., a specialty pharmaceutical company.	Audit Committee and Corporate Governance Committee
Andrew Prozes, 62, of Greenwich, Connecticut, U.S.A., has served on the board since January 2005; he is a member of the Audit Committee and Corporate Governance Committee. For the past five years Mr. Prozes has been Global Chief Executive Officer of LexisNexis Group, a provider of legal, news, risk and business information in New York City, New York. Mr. Prozes also serves on the board of directors of Reed Elsevier plc and Reed Elsevier NV.	Audit Committee and Corporate Governance Committee
Graham Savage, 59, of Toronto, Ontario, Canada, is the Chairman of Callisto Capital LP, a Toronto-based private equity firm. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital LP’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition to Callisto Capital LP, Savage also serves on the Boards of Sun-Times Media Group, Inc. and Canadian Tire Corporation. He has also served on the boards of other well-known companies such as AT&T Long Distance Co., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited. Mr. Savage was a director of Microcell Inc. when it filed for protection under the Companies’ Creditors Arrangement Act. Mr. Savage was appointed to Cott’s board on February 7, 2008, and is expected to be appointed to the Audit Committee to replace Mr. Gibbons.	—
Donald G. Watt, 72, of Toronto, Ontario, Canada, has been Chairman and Chief Executive Officer of DW + Partners Inc., a design merchant bank in Toronto, Canada since 2003. He is also a director of Aastra Telecom Inc., Cosmetic Essence, Menu Foods Gen Par Limited, Immunotec Inc. and Pethealth Inc. Mr. Watt has served on Cott’s board since 1992.	—
Frank E. Weise III[1], 63, of Vero Beach, Florida, U.S.A., has served on Cott’s board since June 1998 and has been Chairman of the board since January 2002. Mr. Weise was President of Cott from June 1998 to July 2003, and Chief Executive Officer of Cott from June 1998 to August 2004. In 2007, he retired from J.W. Childs Associates, L.P. a private equity investment firm in Boston, Massachusetts where he was an operating partner and managing director.	—
1	Under an agreement entered into on April 28, 2004, we have agreed to submit the name of Mr. Weise for election to the board of directors at each annual meeting and to recommend his continued appointment as chairman of our board, as described under “Compensation of Directors”.

It is intended that each director will hold office until the close of business of the 2009 annual meeting or until they cease to hold office. Cott does not have a retirement policy for its directors.

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the board of directors of the ten nominees who are identified above. Management does not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties to Cott and to its shareowners.

In 2007, directors who were employees received no additional compensation for serving on the board of directors. We provided the following annual compensation to our non-employee directors in 2007:

Name	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)(4)
Colin J. Adair(1)	19,885	—	—		19,885
W. John Bennett(1)	19,885	—	—		19,885
George A. Burnett	161,000	127,281	—		288,281
David T. Gibbons(1)	129,000	127,281	—		256,281
Serge Gouin(5)	232,801	—	—		232,801
Stephen H. Halperin(5)	137,753	—	—		137,753
Betty Jane Hess	149,000	—	—		149,000
Philip B. Livingston	181,000	—	—		181,000
Christine A. Magee(5)	147,105	—	—		147,105
Andrew Prozes	147,000	—	—		147,000
Donald G. Watt(5)	137,753	—	—		137,753
Frank E. Weise III	355,000	—	7,125	(6)	362,125

(1)	Three directors served for less than the full year. Messrs. Adair and Bennett did not stand for re-election at the 2007 Annual and Special Meeting. Mr. Gibbons was appointed to the Board on March 14, 2007. Mr. Gibbons was not an employee at any time during 2007.

(2)	Directors’ retainers are either paid in cash or, if elected by the director, deferred into our Share Plan for Non-Employee Directors. These amounts represent the fees paid to the director and/or to the trustee on behalf of the director in 2007, as well as a US$85,000 payment made to the trustee on behalf of the director to purchase Cott shares to be held in our Share Plan for Non-Employee Directors. The table below reflects this payment, as well as any 2007 cash compensation that directors elected to defer under the Share Plan for Non-Employee Directors. The deferred share accounts are maintained in Canadian dollars. Amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.93519 where applicable.

Name	2007 Fees Deferred ($)	Shares (#)
George A. Burnett	161,000	25,098
David T. Gibbons	129,000	19,785
Serge Gouin	232,801	36,953
Stephen H. Halperin	85,000	13,015
Betty Jane Hess	149,000	23,138
Philip B. Livingston	85,000	13,015
Christine A. Magee	147,105	23,371
Andrew Prozes	147,000	22,790
Donald G. Watt	137,753	21,892
Frank E. Weise III	85,000	13,015

A purchase under the Share Plan for Non-Employee Directors was funded on December 28, 2007. While the shares did not settle into the directors’ accounts under the Share Plan for Non-Employee Directors until January 2, 2008, they are included in the above table because they were purchased with funds deferred in fiscal 2007.

(3)	Mr. Burnett and Mr. Gibbons each received an award of 25,000 stock options in 2007 in consideration for joining the board of directors. The value of stock and option awards reflects the amount of compensation cost recognized by us for financial statement reporting purposes, as computed in accordance with SFAS 123R, except that forfeitures are not included. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2007 regarding assumptions underlying valuation of equity awards. The grant date fair value of each of these option awards was $396,500. The terms of options are set in Canadian dollars. Option exercise prices and grant date fair values have been translated from Canadian dollars to U.S. dollars at a rate of $0.93519. No director held unvested stock awards on December 29, 2007. All options held by directors are vested. The total number of shares that may be acquired upon exercise of outstanding stock options held by our directors on December 29, 2007 was: Mr. Burnett, 25,000; Mr. Gibbons, 25,000; Mr. Gouin, 50,000; Mr. Halperin, 10,000; Ms. Hess, 25,000; Mr. Livingston, 25,000; Ms. Magee, 25,000; Mr. Prozes, 25,000; Mr. Watt, 5,000; and Mr. Weise, 600,000.

(4)	Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with board and committee meeting attendance. These amounts are not included in the Director Compensation table.

(5)	Messrs. Halperin, Gouin and Watt and Ms. Magee are compensated in Canadian dollars. Fees earned by these directors have been translated from Canadian dollars to U.S. dollars where applicable at a rate of $0.93519.

(6)	This amount reflects medical benefits received by Mr. Weise.

Compensation Paid to Board Members

Directors receive retainers for their service; U.S. resident directors receive their applicable retainers in U.S. dollar amounts, while Canadian resident directors receive their applicable retainers in Canadian dollar amounts. Compensation for directors is recommended to the board by the Human Resources and Compensation Committee (the “Compensation Committee”) and is approved by the independent directors. For each year of service, directors are entitled to receive an annual cash retainer of C$60,000 (or US$48,000). Each director who serves as a standing committee chair (other than the Audit Committee chair) receives C$10,000 (or US$8,000) annually in addition to the annual cash retainer. The Audit Committee chair receives C$15,000 (or US$12,000) annually in addition to the annual cash retainer. Each director who is a member of a standing committee receives an annual cash retainer of C$10,000 (or US$8,000). In addition to receiving a retainer for acting as a chair of a committee, the chair of a committee also receives this committee membership retainer. During 2007, a special committee was convened to review and explore strategic alternatives. Messrs. Weise, Livingston, Gouin and Burnett served on this special committee, and each received a payment of US$20,000. The lead independent director receives an annual retainer of C$140,000. Also, non-employee directors are reimbursed for certain business expenses, including their travel expenses in connection with board and committee meeting attendance. Mr. Burnett and Mr. Gibbons each received an award of 25,000 stock options in 2007 in consideration for joining the board of directors. Mr. Gibbons was compensated as a non-employee director until March 24, 2008, when he became Interim Chief Executive Officer. While Interim Chief Executive Officer, Mr. Gibbons will continue to receive compensation for his continued service as a director.

Directors may elect to defer all or a portion of their annual retainer payments in shares of Cott common stock under the Share Plan for Non-Employee Directors, discussed below.

Cash Compensation Paid to the Chairman of the Board

Pursuant to a letter agreement between Cott and Mr. Weise, Mr. Weise receives an annual fee of US$250,000 to serve as the chairman of our board. Under the letter agreement, Mr. Weise will be submitted for election to the board at each annual meeting of our shareowners and we will recommend to the board and any appropriate committee that he continue as chairman provided that (i) Mr. Weise is not disqualified by applicable law from acting as a director, (ii) he is not in breach of the letter agreement, (iii) he was elected to the board by the shareowners at the most recent meeting held for this purpose, and (iv) we have not otherwise determined that it is not in Cott’s own best interest to make such submissions or recommendations. The letter agreement will terminate on the earlier of (i) the date on which our shareowners do not elect Mr. Weise as a director; (ii) the date on which our directors (or any applicable committee) fail to appoint Mr. Weise as chairman of our board; and (iii) upon receipt of 120 days’ notice by either Cott or Mr. Weise that such party intends to terminate the letter agreement.

Share Ownership Requirements for Board Members

Directors are required to own personally at least C$50,000 worth of Cott’s common shares, the value of which is calculated at the time of purchase. Directors must have acquired such shares by December 2007, or if later, within three years of joining the board. The shares may be acquired through our Share Plan for Non-Employee Directors and the Amended and Restated Share Appreciation Rights Plan. As of December 29, 2007, all directors had acquired the requisite amount of common shares or had been directors for less than three years.

Share Plan for Non-Employee Directors

Our Share Plan for Non-Employee Directors allows directors who are neither employees nor full-time officers to elect to receive their fees in the form of our common shares. Fees that would otherwise be payable to directors who elect to participate in the plan are paid to a third-party trustee who uses the funds to purchase shares on the open market. The trustee allocates the number of shares attributable to each participant based on the amount of fees contributed in respect of that participant. A participant may only receive the shares purchased under the plan (or direct the trustee to sell the shares purchased on his or her behalf and receive the proceeds from the sale of such shares) upon ceasing to be a director. During 2007, following a review by Mercer Human Resource Consulting (“Mercer”), Cott’s compensation consultant, of our director compensation practices, the board of directors approved an annual payment to each director to purchase Cott shares and hold them in the Share Plan for Non-Employee Directors. In 2007, current directors received a payment of US$85,000 for this purpose. Directors may not elect to receive cash. Shares are purchased on the open market; no shares are issued from treasury in connection with this plan and it is not dilutive to shareowners.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership

The following table and the notes that follow show the number of our common shares beneficially owned as of February 28, 2008 by each of our directors and the individuals named in the Summary Compensation Table, as well as by the directors and executive officers as a group.

Name	Common Shares Beneficially Owned, Controlled or Directed(1)		Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
George A. Burnett	27,167		25,000	52,167	*
David T. Gibbons	19,785		25,000	44,785	*
Serge Gouin	233,479		60,000	293,479	*
Stephen H. Halperin	45,516	(3)	10,000	55,516	*
Betty Jane Hess	35,828		25,000	60,828	*
Philip B. Livingston	23,379		25,000	48,379	*
Christine A. Magee	32,674		25,000	57,674	*
Andrew Prozes	25,790	(4)	25,000	50,790	*
Graham W. Savage	—		—	—	—
Donald G. Watt	28,078		5,000	33,078	*
Frank E. Weise III	84,520		600,000	684,520	*
Brent D. Willis(5)	601,506		—	601,506	*
Tina Dell’Aquila(6)	13,402		—	13,402	*
Mark R. Halperin(7)	41,286		—	41,286	*
John Dennehy(8)	—		—	—	—
Abilio Gonzalez	—		—	—	—
Richard Dobry	—		—	—	—
Juan Figuereo	—		—	—	—
William Reis	—		—	—	—
Directors and executive officers as a group (consisting of 18 persons, including the current directors and executive officers named above)	1,157,724		831,000	1,988,724	2.7%

*	Less than 1%

(1)	Each director and officer has provided the information on shares beneficially owned, controlled or directed. Except as otherwise noted, the shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

(2)	Percentage of class is based on 71,871,330 shares outstanding as of February 28, 2008.

(3)	Mr. Halperin is also one of three trustees of the Nancy Pencer Trust, which has indirect control over 27,808 of these shares through holdings of various private corporations. Mr. Halperin disclaims any beneficial ownership of such shares.

(4)	Of these shares, 3,000 are held in a brokerage margin account.

(5)	The employment of Mr. Willis as our Chief Executive Officer terminated as of March 24, 2008.

(6)	The employment of Ms. Dell’Aquila as our Vice President, Controller and Assistant Secretary terminated as of October 26, 2007.

(7)	The employment of Mr. Halperin as our Chief Legal & Ethics Officer and Corporate Secretary terminated as of August 31, 2007.

(8)	The employment of Mr. Dennehy as our President, North America terminated as of August 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers and beneficial owners of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the Securities and Exchange Commission showing the number of common shares they beneficially own and any changes in their beneficial ownership.

Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports were filed in 2007 in a timely manner, except that each of George A. Burnett, Philip B. Livingston, Christine Magee, Serge Gouin, David T. Gibbons, Frank E. Weise III, Don Watt, Stephen H. Halperin, Andrew Prozes, and Betty Jane Hess was inadvertently three business days late in filing a Form 4 for shares acquired pursuant to the Share Plan for Non-Employee Directors, and a Form 3 filed by Matthew A. Kane, Jr., our Vice President, General Counsel & Secretary, inadvertently omitted options to purchase 20,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The board has determined that eight of the nominees for director, George A. Burnett, Serge Gouin, Betty Jane Hess, Philip B. Livingston, Andrew Prozes, Graham W. Savage, Donald G. Watt, and Frank E. Weise, III, are independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. A director is “independent” in accordance with the rules of the New York Stock Exchange and NI 58-101 if the board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us).

Both Mr. Watt and a company controlled by him have business relationships with Wal-Mart Stores Inc., our largest customer. The board has determined that such relationships are not sufficiently significant to Wal-Mart to affect Mr. Watt’s ability to act with a view to our best interests and are not material to us. Mr. Weise serves as our Chairman of the Board pursuant to a letter agreement and receives certain medical benefits from Cott. This agreement and payments to Mr. Weise are described above in “Compensation of Directors—Cash Compensation Paid to the Chairman of the Board.” The board has determined that this relationship is not material and that Mr. Weise is independent of management and free from any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of the Corporation.

Our board has determined that Mr. Gibbons is not an independent director, as he is our Interim Chief Executive Officer. In addition, Mr. Halperin is a non-management director but not an independent director as he is the brother of Mark R. Halperin, our former Chief Legal & Ethics Officer and Corporate Secretary. Stephen H. Halperin is also a partner of Goodmans LLP, a law firm that provides counsel to us on a regular basis.

Each director and nominee for election as director delivers to Cott annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Cott participates, and in which the director or nominee, or such family member, has a material interest. The board of directors is responsible for reviewing all such transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the disinterested directors would approve, ratify or disapprove such transactions. Management must also update the board of directors as to any material changes to proposed transactions as they occur.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee has responsibility for reviewing and approving the recommendations of management with respect to the appropriate management compensation policies, programs and levels, and continually monitoring adherence to our compensation philosophy. The Compensation Committee is responsible for ensuring that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee must recommend to the board of directors, and the board must review and, if it deems appropriate, approve all changes to, our Chief Executive Officer’s compensation package. In addition, beginning as of fiscal 2007, the Compensation Committee must review and approve all offers made to candidates for positions within Cott that would report directly to our Chief Executive Officer. Also, the Compensation Committee approves severance packages, if any, to departing executive officers who do not participate in our Retention, Severance and Non-Competition Plan discussed below.

The Compensation Committee is comprised of three members: Betty Jane Hess (chair); George A. Burnett; and Christine A. Magee. The board has determined that all members are independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. The Compensation Committee’s charter is available on our website www.cott.com under “Investors—Corporate Governance—Board Committees.”

Company Objectives

The primary objectives of our current compensation program are to increase the risk/reward ratio for Cott’s executives, focus management on long-term strategic issues, and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value. On an ongoing basis, the Compensation Committee reviews and approves management’s design of the compensation program to provide sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team to lead Cott in the achievement of both its short- and long-term performance goals. The Compensation Committee has identified that the first step in attracting new, high-performing executives and retaining the ones already in place is to ensure that its compensation program is competitive in the marketplace. Furthering these goals, our compensation packages for executive officers, including the Chief Executive Officer, consist of a base salary, opportunities for bonus cash compensation, and long-term compensation in the form of equity ownership. The Compensation Committee has selected these components because it believes they align our executives’ interests with those of our long-term shareowners and motivate our executives to achieve our goals. To this end, Cott has established four long-term compensation plans: the Restated Executive Investment Share Purchase Plan (the “Restated EISPP”), the Amended and Restated Performance Share Unit Plan (the “PSU Plan”), the Amended and Restated Share Appreciation Rights Plan (the “SAR Plan”), and the Restated 1986 Common Share Option Plan, as amended (the “Option Plan”).

Role of Executive Officers in Compensation Decisions

Each of our current named executive officers has a written employment agreement or offer letter setting forth the material terms of employment. The Compensation Committee and management believe that it is important and appropriate to enter into written agreements with executives defining the terms and conditions of their employment with Cott. Other than employment arrangements of Brent Willis, our former Chief Executive Officer, certain terms of employment for the named executive officers who served in 2007 are governed by our Retention, Severance and Non-Competition Plan, which superseded provisions of those executives’ employment agreements. The provisions in question are discussed below under “Potential Payments upon Termination or Change of Control.” The employment agreement of our former Chief Executive Officer and the terms of employment of our Interim Chief Executive Officer were approved by the Compensation Committee and by our independent directors. The Compensation Committee also reviews and approves employment agreements with each officer who reports to the Chief Executive Officer.

On an ongoing basis, the Compensation Committee determines what adjustments to base salary, cash bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation, if any, would be appropriate for the executives. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Chief People Officer to obtain recommendations with respect to our compensation programs and packages for executives and other employees. These officers may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets and other terms, which the Compensation Committee may consider. The Compensation Committee is not bound to and does not always accept management’s recommendations with respect to executive compensation.

Setting Executive Compensation

At the Compensation Committee’s first meeting of each fiscal year, our Chief Executive Officer and our Chief People Officer present their recommendations for changes to annual base salary, performance bonus amounts and long-term incentives for our other named executive officers. The Chief Executive Officer makes recommendations with respect to the compensation of the Chief People Officer. The Chief People Officer provides benchmarks to the Compensation Committee to assist the Compensation Committee in determining appropriate levels of compensation for the Chief Executive Officer. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. Based on the objectives discussed above and subject to the Compensation Committee’s approval, the Chief Executive Officer and Chief People Officer structure Cott’s annual and long-term incentive-based cash and non-cash executive compensation to motivate its management team to achieve their performance goals and reward the executives for achieving these goals. In addition to seeking the recommendations of our Chief Executive Officer and our Chief People Officer and, when appropriate, directors not serving on the Compensation Committee, the Compensation Committee has the authority to access (at Cott’s expense) independent, outside compensation consultants for both advice and competitive data for the purposes of determining the level and nature of Cott’s executive compensation.

In fiscal 2007, the Compensation Committee continued to engage Frederick W. Cook & Co. Inc. (“Cook”) and Cott management continued to engage Mercer as independent compensation consultants. These consultants were engaged to assess the marketplace and provide guidance on new long-term incentive plans and incentive compensation policies. Management retained Mercer to advise it in designing the Restated EISPP, and Cook reviewed and provided advice to the Compensation Committee with respect to the design of the plan, as well as advice on retention strategies. Mercer also provided benchmarks for executive compensation and offered advice related to compensation of our non-executive employees. Mercer’s advice was presented to the Compensation Committee to allow it to review and determine our compensation philosophy and programs with respect to all employees.

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of selected North American fast moving consumer goods and retail organizations with revenues between $1 billion and $8 billion. This peer group was recommended to the Compensation Committee by Mercer in 2006 and is reviewed annually by the Compensation Committee to ensure that it consists of companies against which the Compensation Committee believes Cott competes for talent and for shareowner investment. The peer group is currently made up of the following companies:

Peer Companies used for Compensation Comparison
Alberto-Culver Company	Molson Coors Brewing Company
The Andersons, Inc.	PepsiAmericas, Inc.
Campbell Soup Company	Ralcorp Holdings, Inc.
Casey’s General Stores, Inc.	Reynolds American Inc.
Constellation Brands, Inc.	Ruddick Corporation
The Estee Lauder Companies Inc.	Sanderson Farms, Inc.
Flowers Foods, Inc.	Seaboard Corporation
H.J. Heinz Company	United Natural Foods, Inc.
The Hershey Company	Weis Markets, Inc.
Hormel Foods Corporation	Whole Foods Market, Inc.
Lancaster Colony Corporation	Wm. Wrigley Jr. Company
Loews Corporation—Carolina Group

Relative to the competitive market data collected for the peer group companies, the Compensation Committee in 2007 determined that the overall total compensation opportunity, or mix of base salary, bonus and long-term incentive compensation, of the executive group for the achievement of target performance generally should fall between the median and the 75th percentile for the average total compensation of executives performing similar functions in the competitive market. Variations to this objective may occur as dictated by the experience level of the individual, the job the individual performs within our business, and market factors. Each year, after assessing the competitive market data, management makes recommendations to the Compensation Committee to promote competitive alignment. The Compensation Committee considers management’s proposals, reviews the independent data to validate the recommendations and, if acceptable, approves them.

In 2007, all of our named executive officers fell at or below the target range specified by the Compensation Committee. Four of our named executive officers are compensated at or below the 50th percentile of the market. The Compensation Committee determined that because our Chief Procurement Officer, William Reis, performs a role for Cott that other companies commonly divide among multiple non-executive positions, accurate benchmarking was not possible for him. Based on recommendations from consultants and after reviewing data from 2007, the Compensation Committee determined that beginning in 2008, total compensation opportunity for our named executive officers should be at or near the 50th percentile of the competitive market.

Long-Term versus Currently Paid Compensation

Currently paid compensation to our executives includes base salaries, which are paid periodically throughout the fiscal year, cash bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. Long-term compensation for our executives includes eligibility to receive options to purchase our shares under the Option Plan, to participate in the Restated EISPP and potentially receive matching shares, and to participate in the PSU Plan and the SAR Plan. Our executives may also participate in Cott’s defined contribution retirement plan, and Canadian executives may contribute to the Canadian Employee Share Purchase Plan. In addition, in Canada, we have a Group RRSP (Registered Retirement Savings Plan)/DPSP (Deferred Profit Sharing Plan), and in the United States, we have a 401(k) plan, each of which is open to all salaried and non-union employees in that country.

The compensation structure for our executives attempts to balance the need of Cott’s executives for current income with the need to create long-term incentives that are directly tied to achievement of our long-term targets and the growth in shareowner value. The allocation between cash and non-cash or short-term and long-term incentive compensation is set by the terms of the individual employment agreement or offer letter and the terms of our incentive plans. For any executive-level employee (a position reporting to our Chief Executive Officer), management reviews market data and recommends to the Compensation Committee terms of the employment agreement. The Compensation Committee reviews those recommendations and, if acceptable, approves them. Income from elements of incentive compensation is realized as a result of the performance of Cott or the executive, depending on the type of award, compared to goals proposed by management and approved by the Compensation Committee on an annual basis. Historically, the majority of Cott’s executives’ compensation packages have been in the form of annual base salary and performance bonuses.

Compensation Components

For the fiscal year ended December 29, 2007, the principal compensation components for Cott’s named executive officers consisted of the following:

•	base salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance;

•	performance bonuses—paid to reward attainment of annual performance targets;

•	long-term incentives—paid to reward increases in shareowner value over longer terms and align the interests of executives with the interests of shareowners;

•	retirement benefits—paid to attract and retain superior executives; and

•	perquisites and other personal benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent. The Compensation Committee periodically evaluates market data relating to base salaries for comparable roles among the peer group. The Compensation Committee intended that base salary, together with other principal components of compensation at target opportunity levels, for 2007 would fall between the median and the 75th percentile levels of the peer group. In 2007, total compensation fell at or near the median level for the peer group. For 2008, the Compensation Committee intends for the total compensation opportunity to fall at or near the median level of the peer group.

The Compensation Committee reviews salary levels annually and may make adjustments, if warranted, after an evaluation of executive and company performance, any increase in responsibilities assumed by the executive, and market data, including salary increase trends in our geographic marketplaces and current salary competitive positioning. The Compensation Committee is reviewing management’s recommendations with respect to salary and other compensation levels for 2008, and has not yet made determinations.

Base salary for our named executive officers in fiscal 2007 is shown in the Summary Compensation Table, under the heading “Salary” on page 28 of this proxy circular.

Performance Bonuses

General

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be “at risk,” that is, contingent on successful achievement of our corporate targets. To that end, and depending on our financial and operating performance, the Compensation Committee augments cash compensation in appropriate circumstances with the payment of performance-based bonuses. The Compensation Committee determines eligibility for performance bonuses at the beginning of the fiscal year based on market competitiveness, impact of each participant’s role within Cott, and the participant’s long-term contributions. At the end of each fiscal year, the Compensation Committee may determine that certain individuals whom it previously deemed eligible should not receive a performance bonus if their performance reviews result in a rating below acceptable levels for the relevant period. The addition of bonuses in these situations more closely aligns an executive’s overall compensation with his or her individual performance and the profitability of the business unit for which he or she is accountable. The Compensation Committee believes that this bonus arrangement presents executives with clear, quantified targets that, if achieved, will focus the executives on long-term strategic issues, and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value. The fact that the executive will then be rewarded for meeting or exceeding these targets provides incentives for him or her to do so.

The Compensation Committee retains the discretion to guarantee an executive a performance bonus or modify the calculation of the bonus. It may do this as an inducement for a new executive to enter into employment with Cott, or in circumstances in which it is difficult to set performance targets for a particular executive. As an inducement to enter into employment with Cott, it was determined that Cott should (i) guarantee Richard Dobry’s bonus at a minimum of 100% of target for 2006 (prorated for time employed in 2006) and 2007, (ii) guarantee William Reis’ bonus at a minimum of 50% of target for 2007, and (iii) calculate bonus payments for 2007 for both Juan Figuereo and William Reis based on a full 12-month period and not prorate their bonuses for their time of employment with us. Both Mr. Figuereo and Mr. Reis joined Cott on March 26, 2007.

Setting Performance Targets

Beginning with the 2007 fiscal year, performance bonuses are awarded based in part on achieving corporate targets and in part on achieving individual targets. In 2007, 70% of the amount of performance bonuses that may be payable were calculated based on achieving corporate targets, with the remaining 30% based on achieving individual targets. Performance bonuses have a threshold level, a target level, a “stretch” level, and a maximum level, each expressed as a percentage of annual base salary. Performance reaching the threshold but not the target may make the executive eligible to receive half of the target bonus. Performance exceeding the target level may make the executive eligible to receive a bonus greater than the target level. Management recommends the performance criteria targets at the beginning of each year to the Compensation Committee, which approves them, if acceptable. For fiscal 2007, the Compensation Committee reserved the right to grant our named executive officers performance bonuses of up to a maximum level of four times the target bonus amount based on achievement of goals substantially in excess of the target goals with the opportunity to defer some or all of their bonus into the Restated EISPP, discussed below. The Compensation Committee has done the same in 2008. However, the structure of executive compensation plans is currently under review by the Compensation Committee.

The corporate targets vary depending on the business area in which the bonus-eligible executive is employed; the area in which an individual is employed determines the “bonus pool” from which he or she may receive a performance bonus payment. For fiscal 2007, there were six company-wide major bonus pools identified at the start of the year: North America, Mexico, Corporate, UK & Europe, International, and China. Company-wide, 546 employees participated in the bonus program, including 458 in North America.

The performance targets for employees in fiscal 2007 were based on various metrics, depending on the particular bonus pool applicable to each employee. All of our named executive officers participated in the corporate bonus pool or the North American bonus pool in fiscal 2007. Based on Cott’s prior practice and historical standards, the Compensation Committee set the target bonus award for fiscal 2007 at 100% of annual base salary for our Chief Executive Officer. The target bonus awards for fiscal 2007 for our other named executive officers varied between 50% and 100% of annual base salary. Performance targets for our named executive officers in fiscal 2007 were based on target levels of earnings before interest and taxes (“EBIT”) and individual targets. While a mix of multiple metrics could have been chosen under the plan, the board of directors recommended to management that each bonus pool’s corporate performance target for 2007 be a certain level of EBIT applicable to the relevant business unit. An EBIT target was chosen because the board of directors and management agreed that the target should be measured in a way that is closely tied to, and has a significant impact on, shareholder return.

Target level for the corporate performance target is based on an EBIT goal derived from the proprietary model we use for internal financial planning and forecasting. Our model draws from a number of factors, including our assessment of the market for our products, competitive considerations and commodity pricing. The Compensation Committee set the performance target at a level of EBIT that our model indicated Cott would be very likely to achieve, absent unusual developments in the market. We believe that setting an achievable goal is important in motivating our employees and in constructing a pay package that allows us to compete successfully for employees in the market. The threshold level is 90% of target EBIT, and the stretch level (which pays two times target bonus) is 110% of target EBIT. Our executives are eligible to receive additional bonus payments up to a maximum level of four times target bonus if Cott significantly surpasses expected operating results. We view the likelihood of achieving the stretch target to be relatively low, with Cott achieving the stretch target in fewer than half of its fiscal years. In most, but not all years, Cott achieves the threshold target.

Individual targets for named executive officers vary by business unit and the executive’s function within Cott. The target goals are set to reflect the executive’s role in ongoing and planned business initiatives and are designed to closely correlate with operating results. A variety of factors, including Cott’s areas of focus for the coming year, relationships with customers and suppliers, and general economic conditions, bear on the specific target levels that are set. A description of the targets is set out below:

Individual 2007 performance targets for our former Chief Executive Officer included:

•	Reduce fixed and variable costs.

•	Maintain existing customer partnerships, develop new ones and implement pricing initiatives.

•	Strengthen innovation process in new products and expand distribution.

•	Implement changes to internal target setting process.

Individual 2007 performance targets for our Chief Financial Officer included:

•	Reduce selling, general and administrative expenses and cost of goods sold.

•	Increase return on invested capital.

•	Develop and implement pricing strategy to improve gross margin.

•	Develop new finance organizational structure.

Individual 2007 performance targets for our Chief People Officer included:

•	Implement a new staffing process and reduce fixed costs related to hiring.

•	Implement a new organizational structure in the North America and International business units.

•	Contribute to development of commercialization process.

•	Implement employee evaluation system.

Individual 2007 performance targets for our President, North America included:

•	Manage North American realignment and contain capital expenditures.

•	Improve efficiency, yield and waste reduction.

•	Commercialize and launch new products.

•	Implement organizational changes in the areas of marketing, sales and supply chain.

Individual 2007 performance targets for our Chief Procurement Officer included:

•	Implement cost reduction and manage commodity cost.

•	Implement new programs and integrate new equipment to create savings.

•	Manage supplier relationships and introduce new products.

•	Develop procurement group functions to maximize performance and efficiency.

We are not disclosing the 2007 specific performance targets on a qualitative or quantitative basis for individual named executive officers because we believe that the disclosure of such targets would cause us competitive harm. The Compensation Committee believes that the target levels set for executive performance bonuses accomplish two objectives. First, they represent management’s and the Compensation Committee’s goals for Cott’s performance over time, based on market factors, customer relationships, commodity costs and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful targets that motivate the executive to positively contribute to our company’s success. Target levels strike a balance between attainability and real results; we strive to set target levels at a level that we believe both Cott and the executive can attain if that executive performs well in ways that positively impact our operating results. We provide threshold levels below target to account for changing business conditions and other factors outside the executive’s or Cott’s control. Stretch and maximum targets allow executives whose work positively impacts results that exceed expectations to be rewarded for their contributions.

In 2007, Cott experienced numerous challenges due to developments in our business. Operating results in 2007 were well below goals. As discussed above, as an inducement to join Cott, we guaranteed bonus payments for 2007 at target to certain executives whom we believe will be key to our long-term success. Other than those executives, performance bonuses for our named executive officers fell well below targets because operating results were well below goals. For 2008, we have reviewed market data and our expectations for Cott’s results and have set targets at levels that, if achieved, will signify that Cott is responding well to challenges and advancing the business in ways that are reflected in operating results. For 2008, the Compensation Committee established performance bonus payment multiples at the same levels applicable in 2007. However, the structure of executive compensation plans is currently under review by the Compensation Committee.

Measuring Achievement; Payment of Bonuses

At the end of each fiscal year, management presents a recommendation to the board of directors for performance bonus payments for named executive officers based on results achieved as compared to the targets established for that fiscal year. The Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to increase or decrease the award payable if it believes such action would be in the best interest of Cott and our shareowners.

As discussed above, for fiscal 2007, performance criteria for the six major bonus pools were based 70% on EBIT and 30% on an individual personal performance element. In February 2008, management presented to the Compensation Committee the fiscal 2007 results for each of the bonus pools, and the Compensation Committee approved bonus payments for all of the pools. As management evaluated the performance of each operating unit, it became clear that our Mexican and Canadian operations met their performance targets and our other business units failed to meet their performance targets. Because threshold company targets were not met, no bonus was paid based on those targets. For our corporate bonus pool, in which four of our current named executive officers participated, bonus payments ranged from 0% of target to 30% of target based on achievement of individual performance targets, except William Reis was guaranteed a bonus of 100% of target for 2007 as an inducement to join Cott. One named executive officer, Richard Dobry, participated in the North American bonus pool. Mr. Dobry was guaranteed a bonus of 100% of target for 2007 as an inducement to join Cott.

We depend on management to develop, and the Compensation Committee to approve, realistic and comprehensive targets and ensure performance meets those targets to earn a performance bonus with respect to any given year. The Compensation Committee retains the discretion to modify a target or to pay a discretionary bonus if, in the Compensation Committee’s judgment, unforeseen business, financial, or other factors dictate such a modification or payment.

The board of directors and our former Chief Executive Officer agreed that he would receive no bonus for 2007. Performance bonuses for our other named executive officers granted with respect to fiscal 2007 are shown in the Summary Compensation Table, under the heading “Non-Equity Incentive Plan Compensation” on page 28 of this proxy circular and in the Grants of Plan-Based Awards Table, under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” on page 32 of this proxy circular.

Long-Term Incentives

The Compensation Committee considers long-term incentives to be an essential component of executive compensation so that a proper balance exists between short- and long-term considerations and enhancing shareowner value. The Compensation Committee believes that share ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of our long-term shareowners. Accordingly, our employees are eligible to participate in our Restated EISPP, PSU Plan, and SAR Plan and to receive stock options under our Option Plan (collectively, the “Incentive Plans”). Each of Cott’s existing Incentive Plans was approved by our shareowners when required. Each plan is discussed in turn below. There is no set formula for the granting of awards to individual executives or employees under the different Incentive Plans. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general. However, since fiscal 2005, we have moved away from the granting of stock options to executives as a long-term incentive and focused more on performance-based awards.

In 2007, we implemented a new long-term incentive strategy seeking to better align the interest of management and shareowners. The Restated EISPP, as approved by our shareowners, offers our named executive officers and other eligible executives the opportunity to become shareowners of Cott Corporation by investing some or all of their annual performance bonus into Cott stock. The plan induces long-term investment by providing a match (100% of the employee investment) if the investment is kept in trust for three years and certain company performance targets are achieved. Management and the board of directors felt that the new program would drive short-term performance toward targets for the current year and encourage sustained performance in the succeeding three years by requiring a level of cumulative EBIT growth to earn the match. In addition, the plan allows management to determine its earning position against the market based on the percentage of the bonus to be invested. Finally, this program better aligns the cost of executive compensation with the performance of the company.

Restated EISPP

In furtherance of our and the Compensation Committee’s belief in aligning employee actions with employee interests, in 2007, we, with the approval of our shareholders, adopted the Restated EISPP. The purpose of the Restated EISPP is to encourage executive investment in the long-term financial success of Cott, to motivate our executives to take action to enhance shareowner value, and to provide our executives with various alternatives for receiving performance based awards.

The Restated EISPP provides our officers and senior management employees, as designated by the Compensation Committee, with two options for the form in which they may elect to receive any cash bonus award (or portion of any such award) granted to them as a result of achieving annual performance targets determined by the Compensation Committee. Under the Restated EISPP, each eligible participant may elect to have all or a portion of any award to which he or she may become entitled for that fiscal year (i) paid directly to the participant in the form of cash following the end of that fiscal year, or (ii) contributed to an independent trust and held on the participant’s behalf in the form of common share units. If the participant fails to make an election, the award will be paid in the form of cash following the end of the fiscal year.

The trust will use the funds contributed in respect of a participant’s investment in common share units to purchase our common shares on the open market. The number of common share units to be allocated to each participant shall be determined by dividing the amount of the award to be invested in common share units by the average price per common share at which the common shares were purchased by the trust. Each common share unit will entitle the participant to receive one common share upon a distribution in respect of the common share units. No actual common shares will be allocated to the participant’s account.

Common share units will be fully vested and non-forfeitable when credited to the participant’s account, but generally will not be distributed to the participant in the form of common shares until the last business day of the third fiscal year following the fiscal year in respect of which the common share units were earned.

Common share units allocated to a participant will be distributed to the participant in the form of common shares prior to the scheduled distribution date if the participant dies, retires, becomes permanently disabled or his or her employment is otherwise terminated, if there is a change of control, or if the participant has an unforeseeable emergency (as defined in the Restated EISPP).

As a means of providing a further incentive for participants to work towards the achievement of pre-determined corporate performance goals over a three-year performance cycle, the Restated EISPP also provides that Cott will match the common shares distributed to a participant in respect of his or her common share units with an equivalent number of additional common shares subject to the achievement of those corporate performance goals and the participant having been continuously employed during such three-year cycle without withdrawing his or her common share units. The corporate performance goals for the next three fiscal years will be established by the Compensation Committee in writing at the beginning of each year, and could include criteria and targets relating to EBIT; earnings before interest, taxes, depreciation and amortization; operating income; net operating income after tax; pre-tax or after-tax income; cash flow; net earnings; earnings per share; share price performance; return on assets; return on equity; return on invested capital; tangible net asset growth; any combination of the foregoing; or any other financial criteria and targets determined by the Compensation Committee in its discretion. The Compensation Committee must certify in writing at the end of the performance cycle as to whether the performance goals have been achieved.

During 2007, the Compensation Committee established the corporate performance goal for the matching program as cumulative EBIT growth of 10% per annum over the three-year cycle, which will last through the end of fiscal 2009. The Committee believes that this goal will motivate our executives to promote sustained growth.

Unless otherwise determined by the Compensation Committee, failure to achieve the corporate performance goals over the three-year performance cycle will result in a failure to earn any matching common shares. In the event of a change of control or the termination of a participant’s employment (whether as a result of death, permanent disability, retirement or otherwise) prior to the completion of the performance cycle, the Compensation Committee will have the discretion to contribute to a participant all, some or no matching common shares. Only participants who elect to invest their award in common share units, have remained continuously employed during the three-year performance cycle and have not previously withdrawn their common share units are eligible to receive the matching common shares from Cott.

The maximum number of common shares that can be purchased under the Restated EISPP in any fiscal year is the maximum number of Cott common shares that could be purchased under the plan for the immediately preceding fiscal year plus 1.5% of the total number of Cott common shares outstanding as of the first day of such fiscal year. No shares will be issued from treasury in respect of common share units or matching common shares under the Restated EISPP but are instead purchased on the open market so the Restated EISPP will not be dilutive to shareowners.

In 2007, 54 participants, including 5 named executive officers, elected to defer an aggregate of US$1,089,528 into the Restated EISPP. This amount reflects conversion into U.S. dollars for non-U.S. participants and does not reflect applicable deductions. The amounts to be awarded to participants pursuant to the Restated EISPP in respect of 2008 will not be determined until 2009. The amounts deferred into the Restated EISPP in 2008 and subsequent years will depend on whether eligible employees elect to participate and the amount of bonuses awarded.

Amended and Restated Performance Share Unit Plan

We have implemented a PSU Plan as a means of providing certain officers and senior management with an incentive for exceeding performance targets. Awards under the PSU Plan are based on our corporate performance over a specified performance cycle and the market price of our common shares at the time of vesting. For each performance cycle, the Compensation Committee establishes three tiers of performance goals for Cott to achieve over the period: a minimum threshold level, a target level and a superior performance level. The criteria used to set these performance goals may include our earnings before interest, taxes, depreciation and amortization; net earnings; share price performance; return on equity; return on invested capital; or other financial criteria and targets determined by the Compensation Committee. While the Compensation Committee retains the discretion to vary the terms of PSU grants, including the length of performance cycle, Performance Share Units (“PSUs”) issued in 2006 and 2007 had a three-year performance cycle. The Compensation Committee determines the employees who may participate in the PSU Plan based on the employee’s position, the long-term contribution potential of the employee, and the prevailing market competitiveness of this type of long-term award within our peer group. The Compensation Committee may establish amounts, terms and conditions of each award granted under the PSU Plan.

Management develops a proposal to grant PSUs to employees based on the criteria set forth above. This proposal is presented to the Compensation Committee for its review and approval. For PSU grants in fiscal 2007, management and the Compensation Committee used the total grant amount in fiscal 2006 to determine an approximate PSU grant budget for 2007. Items that impacted the 2007 PSU grant budget were the number of employees covered, market grant guidelines used and annual base salary of each participant. Once the PSU grant budget is approved, individual grants are calculated by determining performance against the annual targets set at the start of every three-year performance cycle.

A target number of PSUs for each participant is established by the Compensation Committee at the beginning of each three-year performance cycle. Each PSU represents the right, on vesting, to receive one Cott common share. The number of PSUs earned at the end of a performance cycle can range from 0% to 150% of the targeted amount, depending on whether Cott achieves the pre-determined threshold, target or superior performance goals in that performance cycle. If performance over the three-year performance cycle falls below the threshold level, no PSUs vest. Cott performance between the threshold and superior levels is weighted so that the final award will vary with the achieved performance. In the Grants of Plan-Based Awards Table, under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” on page 32 of this proxy circular, our superior performance goal for the given cycle is set forth in the column labelled “Maximum”. Additionally, since the value of each PSU is tied to our share price, the value received at the end of the performance cycle will fluctuate with the value of the shares.

Subject to the provisions of the PSU Plan, and except in the case of termination of employment or change in control of Cott (as discussed below), PSUs vest upon the completion of the three-year performance cycle. Throughout the performance cycle, there are no dividends paid to participants on their PSUs, and holders do not have the right to vote the common shares represented by their PSUs. In 2007, the plan was modified to give us discretion to fully fund each grant at the target payout level by allowing the trust to purchase Cott shares at the time of the grant. We and the Compensation Committee believe this change is beneficial to our shareowners as it will fully cover any liability at the target payout level associated with an increase in the share price of Cott common shares. The common shares purchased by the trustee are registered in the name of the participant and delivered to the participant once vested, upon his or her request.

No shares are issued from treasury but are instead purchased on the open market so that the plan is not dilutive to shareowners. We account for PSUs in Canadian dollars but all references to PSU value in this proxy circular have been converted to U.S. dollars at a conversion rate of $0.93519.

In fiscal 2007, the Committee granted 661,232 PSUs (at target payout levels) to our employees, including 374,807 to our named executive officers. As discussed above, the number of PSUs earned at the end of a performance cycle depends on whether Cott achieves the pre-determined performance goals in the performance cycle. Therefore, no PSUs will vest unless Cott’s performance meets or exceeds the threshold level. In fiscal 2007, the performance goals determined by management with approval of the Compensation Committee were based on our return on invested capital. During 2007, we determined that it was unlikely that the targets would be met for either the 2006 or 2007 awards, and were required by GAAP to reverse the accrual.

PSU grants to our named executive officers in fiscal 2007 are shown in the Summary Compensation Table, under the heading “Stock Awards” on page 28 of this proxy circular, in the Grants of Plan-Based Awards Table, under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” on page 32 of this proxy circular, and in the Outstanding Equity Awards at 2007 Fiscal Year End Table, under the heading “Stock Awards” on page 33 of this proxy circular.

Amended and Restated Share Appreciation Rights Plan

We adopted a SAR Plan in 2007 as a means of providing additional incentives to our employees and directors to promote the growth and success of our business, and to attract and reward our personnel.

Under the SAR Plan, share appreciation rights (“SARs”) may be granted to employees and directors of Cott or its subsidiaries by the Compensation Committee on the recommendation of management. These grants may be based on the employee’s position, the long-term contribution potential of each role, and the prevailing market competitiveness of this type of long-term award within our peer group.

To date, grants under the SAR Plan have not been made to named executive officers or directors. The Compensation Committee granted 217,837 SARs to other employees in 2007.

Restated 1986 Common Share Option Plan, as amended

The Option Plan, as amended, allows us to provide our employees, executives and non-employee directors with an opportunity for increased equity ownership of Cott.

The Option Plan is administered by the Compensation Committee. Subject to certain limitations, the Compensation Committee has discretion to determine eligibility for participation in the Option Plan, the number of common shares for which options are granted, the date of grant of option awards and the vesting period for each option. The exercise price of options is the fair market value of our common stock based on the closing price on the Toronto Stock Exchange the day before the grant. Historically, stock option awards were a regular part of executive compensation. In recent years, however, we have moved away from granting options to executives as long-term incentives. As a result, some longer-tenured employees hold options because they received them before the Compensation Committee determined to use other terms of long-term compensation. No current named executive officers hold options, and none were awarded to named executive officers in 2007.

In 2007, the Compensation Committee made two awards of 25,000 options each to two non-employee directors, David T. Gibbons and George A. Burnett. The options are fully vested. Options held by our non-employee directors and longer-tenured executives are reflected in the Security Ownership of Directors and Management Table on page 13 of this proxy circular.

Retirement Benefits

We recognize the value our executive officers add during their tenure with our company. In recognition of this value, and to encourage long-term commitment, we provide our executives with certain retirement benefits. In addition to specific benefits provided for in each named executive officer’s employment agreement (as discussed elsewhere in this proxy circular in the narrative following the Summary Compensation Table), our executive officers may participate in Cott’s defined contribution retirement plan. In Canada, we have a Group RRSP (Registered Retirement Savings Plan) / DPSP (Deferred Profit Sharing Plan), which is open to all salaried and non-union employees. Employees are eligible to join this plan after 3 months of employment and we will match up to 3% of an employee’s contribution based on an employee contribution of at least 3%. Such contributions are capped based on Canadian government legislation limits. In the United States, we have a 401(k) plan that is open to all salaried and non-union employees. Employees are eligible to join this plan the first day of the month following 60 days of employment. Employees can contribute up to 30% of their eligible earnings. During 2007, we matched up to 5% of employee contributions, subject to caps based on limits set by government legislation. Effective January 1, 2008, we match 6% of employee contributions.

Perquisites and Other Personal Benefits

We provide our executive officers with limited perquisites and other personal benefits that are not otherwise available to all of our employees. We and the Compensation Committee believe the few perquisites and other personal benefits made available to our executive officers are reasonable and consistent with Cott’s overall compensation program, and better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers, and generally include a car allowance and premiums for health, dental and disability insurance paid on behalf of the named executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes starting on page 28 of this proxy circular.

Interim Chief Executive Officer Compensation

The board of directors has approved the terms of compensation for Mr. Gibbons as Interim Chief Executive Officer. We expect Mr. Gibbons to serve for six months, subject to a possible six month extension. Mr. Gibbons will receive a salary at the rate of $725,000 per year. He will also receive incentive compensation in respect of 720,000 shares of Cott common stock, payable in cash, vesting over the course of his employment. Mr. Gibbons will continue to receive compensation for serving as a director while he serves as Interim Chief Executive Officer. The board of directors believes that these compensation terms were appropriate to induce Mr. Gibbons to serve as Cott’s Interim Chief Executive Officer, and that they are commensurate with the board’s expectations of Mr. Gibbons in that capacity.

Payments in Connection with Termination or Change in Control

Amended and Restated Retention, Severance and Non-Competition Plan

Other than Brent Willis, all of our named executive officers are participants in our Amended and Restated Retention, Severance and Non-Competition Plan (the “Retention Plan”). The Retention Plan supersedes applicable provisions of each executive’s performance contract and provides for severance payments to an executive upon a termination of his or her employment. These arrangements are described for the named executive officers elsewhere in this proxy circular under “Potential Payments Upon Termination or Change in Control.” The triggering events for these severance payments are designed to discourage officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the officers that they will be compensated if terminated by us without cause. During 2007, we amended and restated the Retention Plan to remove the requirement that a participant experience an Involuntary Termination during a Change in Control Window (as such terms are defined in the Retention Plan) for acceleration of vesting to take place.

Long-Term Incentive Plans

Our Restated EISPP, PSU Plan, SAR Plan, and Option Plan contain provisions triggered by a change in control of Cott, thus providing assurances to our executives and employees that their equity investment in Cott will not be subverted in the event of the sale, liquidation, dissolution or other change in control of Cott. By structuring our long-term incentive plans to tie some equity compensation to continued employment with us, we hope to provide an incentive to our employees to remain with us and not leave us to accept employment elsewhere. We believe that the termination and change of control provisions available under our incentive compensation plans are comparable to those offered by other companies in our peer group. A more detailed discussion of payments under our long-term incentive plans in connection with a termination or change of control is set forth below under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Implications

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123R (“FAS 123R”), “Share-based Payments,” grants of equity-classified awards result in compensation expense for Cott. The compensation cost is based on the grant date fair value of the instruments being used. For stock awards and PSU grants, the cost is equal to the fair market value on the date of grant times the number of shares or units granted. For stock options and SARs, the cost is equal to the fair market value on the date of grant using a Black-Scholes option pricing model times the number of options or units granted. For the PSU Plan, the performance targets are not market-based, and therefore, the amount of compensation expense per unit is fixed. Compensation cost of the PSUs may vary depending on management’s estimates of the probability of the performance measures being achieved. Compensation expense is recognized, net of a forfeiture rate, over the requisite service or vesting period. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management, however, such treatment has not been a significant factor in establishing Cott’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and certain other highly compensated officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, and the Compensation Committee has broad discretion to do so. In 2007, no named executive officers received non-performance based compensation in excess of the Section 162(m) tax deduction limit.

Summary Compensation Table

Name and Principal Position	Year(1)		Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)		Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Brent D. Willis,	2007		719,792	—	1,114,518	(7)(12)	—	—	—	46,067	(8)	1,880,337
Former Chief Executive	2006	(6)	437,500	945,000	1,119,504	(9)	—	437,500	—	646,167		3,656,576
Officer (PEO)(6)

Juan Figuereo,	2007	(6)	269,230	300,000	—		—	105,000	—	127,976	(10)	802,206

Chief Financial Officer (PFO)

Tina Dell’Aquila,	2007	(6)	303,963	—	(33,493	)(12)	110,853	—	—	1,362,473	(13)	1,743,796
Former Interim Chief Financial Officer, Vice President, Controller and Assistant Secretary (PFO)(11)	2006		263,068	—	33,493		165,062	179,703	—	36,278		677,604

Richard Dobry,	2007		378,215	650,000	—		—	378,215	—	177,246	(14)	1,583,676
President, North America

William Reis,	2007	(6)	223,077	200,000	—		—	145,000	—	113,235	(15)	681,312
Senior Vice President, Global Procurement and Chief Procurement Officer

Abilio Gonzalez,	2007		344,791	—	(34,387	)(12)	—	105,000	—	36,505	(16)	451,909
Chief People Officer	2006	(6)	135,417	200,000	34,387		—	135,417	—	402,195		907,416

Mark R. Halperin,	2007	(6)	271,795	—	(71,154	)(12)	276,594	—	—	2,091,921	(17)	2,568,656
Former Chief Legal & Ethics Officer and Corporate Secretary(11)	2006		328,599	—	71,154		402,892	328,978	—	33,129		1,164,752

John Dennehy,	2007	(6)	259,613	—	(86,434	)(12)	117,632	—	—	2,811,771	(18)	3,102,582
Former President, North America	2006		331,252		86,434		198,484	422,250	—	46,534		1,084,954

(1)	In this proxy circular, references to the year 2006 are to the fiscal year that ended December 30, 2006 and references to the year 2007 are to the fiscal year ended December 29, 2007.

(2)	Bonuses disclosed in this column were sign-on bonuses paid to executives to induce them to join Cott.

(3)	The value of stock awards reflects the amount of compensation cost recognized in the applicable year by Cott for financial statement reporting purposes, as computed in accordance with SFAS 123R. See Notes 18 and 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2006 and December 29, 2007, respectively, regarding assumptions underlying valuation of equity awards. Except where otherwise indicated, stock awards relate to the PSU Plan as described on page 24 of this proxy circular.

(4)	The value of option awards reflects the amount of compensation cost recognized in the applicable year by Cott for financial statement reporting purposes, as computed in accordance with SFAS 123R, except forfeitures are not included. As a result, the amounts include compensation attributable to awards granted in prior years. See Notes 18 and 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2006 and December 29, 2007, respectively, regarding assumptions underlying valuation of equity awards.

(5)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Cott’s performance bonus plan. Messrs. Figuereo, Dobry, Reis and Gonzalez deferred their entire performance bonus amount for 2007 into the Restated EISPP. All amounts with respect to 2007 were paid and, if applicable, deferred in 2008 except for amounts for Mr. Halperin, Mr. Dennehy and Ms. Dell’Aquila, which were paid in 2007 in conjunction with their termination of their employment.

(6)	Certain named executive officers did not serve a full year because they joined or left Cott during the fiscal year. While Mr. Willis served as Chief Executive Officer for all of 2007, his employment terminated as of March 24, 2008.

(7)	Includes $1,078,480 related to the vesting of one-third of a stock award issued in 2006, a reversal of $259,988 related to PSUs issued in 2006, and $307,839 related to the net cash award paid in 2006.

(8)	Includes car allowance of $18,000, health, dental and disability premiums of $13,579, $11,250 paid to defined contribution retirement plans, and $3,238 of income imputed for term life insurance premiums.

(9)	Pursuant to his employment agreement, Mr. Willis received a net cash award of $882,191 at commencement of his employment, which was to be used to purchase Cott common shares that must be held by Mr. Willis for a minimum of three years. For a detailed description of this cash award, see “Brent Willis Employment Agreement” following this Summary Compensation Table, on page 30 of this proxy circular. The stock award amount for Mr. Willis includes the compensation expense of $182,593 recorded in fiscal 2006 in accordance with SFAS 123R for this net cash award. In addition, 204,000 common shares with a fair value of $3,176,375, which vest over three years subject to certain forfeiture provisions, have been granted to Mr. Willis. The stock award amount includes $676,923, the prorated portion of this award, as it was included in our financial statements for the year ended December 30, 2006. The amount listed in the table also includes $259,988 related to PSUs issued in 2006.

(10)	Includes relocation expenses of $97,142, car allowance of $12,308, health, dental and disability premiums of $9,368, $7,292 paid to defined contribution retirement plans, and $1,866 of income imputed for term life insurance premiums.

(11)	Ms. Dell’Aquila and Mr. Halperin were compensated in Canadian dollars. The amounts included in the summary compensation table for these executives have been translated from Canadian dollars to U.S. dollars at a rate of $0.88198 for 2006 and $0.93519 for 2007.

(12)	During 2007, we determined that achievement of performance goals under the PSU Plan for PSU grants made in 2006 and 2007 was unlikely. In 2007, we reversed the compensation expenses recognized in 2006 under GAAP and we recognized no compensation expenses for grants in 2007. That reversal of 2006 expenses is reflected by a negative value in the Summary Compensation Table.

(13)	Includes car allowance of $13,039, executive medical, health, dental and disability premiums of $8,133, $2,370 of income imputed for term life insurance premiums, $5,282 paid to a share purchase plan and $7,425 paid to defined contribution retirement plans. Ms. Dell’Aquila also received a lump sum payment of $1,326,224 in connection with her termination.

(14)	Includes relocation expenses of $131,972, car allowance of $16,000, health, dental and disability premiums of $14,496, $11,250 paid to defined contribution retirement plans, and $3,528 of income imputed for term life insurance premiums.

(15)	Includes relocation expenses of $82,748, car allowance of $10,385, health, dental and disability premiums of $7,104, $11,250 paid to defined contribution retirement plans, and $1,748 of income imputed for term life insurance premiums.

(16)	Includes car allowance of $16,000, health, dental and disability premiums of $9,267, $8,750 paid to defined contribution retirement plans, and $2,488 of income imputed for term life insurance premiums.

(17)	Includes car allowance of $10,647, executive medical, health, dental and disability premiums of $11,068, $7,474 paid to defined contribution retirement plans, and $2,370 of income imputed for term life insurance premiums. Mr. Halperin also received a lump sum payment of $2,060,362 in connection with his termination.

(18)	Includes car allowance of $10,667, relocation expenses of $237,927, health, dental and disability premiums of $9,210, $11,250 paid to a defined contribution retirement plan, and $1,659 of income imputed for term life insurance premiums. Mr. Dennehy also received a lump sum payment of $2,541,058 in connection with his termination.

Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his employment. Under these employment agreements or offer letters, these executives receive annual base salaries and certain other forms of compensation, which may be adjusted from time to time. Each of these agreements provides for:

•	the payment of bonuses consistent with market and industry standards and which are based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee, and

•	customary allowances and perquisites.

Each of the named executive officers employed by Cott as of the end of fiscal 2007 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. During 2007, we entered into the Retention Plan, in which each of our named executive officers, other than Brent Willis, participates. The Retention Plan includes a restrictive covenant that generally limits the ability of our named executive officers to compete with us in any countries in which we conduct business. The Retention Plan also includes non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination) equal to one year times the severance multiple assigned to each participant under the Retention Plan.

Potential severance payments in the event of termination or change of control of Cott for each named executive officer, as applicable, are described more particularly below in “Potential Payments Upon Termination or Change in Control.”

Brent Willis Employment Agreement

On May 16, 2006, Brent Willis joined Cott as our Chief Executive Officer. His employment terminated effective March 24, 2008. His employment agreement provided for the payment of an annual base salary subject to annual review by the Compensation Committee. His base salary for 2007 was $725,000. Mr. Willis was eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. The board of directors and Mr. Willis agreed that he would receive no bonus for 2007. Mr. Willis was eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with Cott and in order to compensate Mr. Willis for certain benefits to which he would have been entitled at his previous employer, Mr. Willis received (i) a signing bonus of $945,000, (ii) an equity award of 204,000 restricted shares at a grant date value of $3,176,375, to vest in three equal installments on the first three anniversaries of the grant and (iii) participation in the PSU Plan by way of a PSU grant with a market value equal to $1,500,000 on the grant date, subject to the vesting provisions of the PSU Plan. In addition, Mr. Willis received a cash payment of $1,388,185, less withholdings. This cash payment was required to be used by Mr. Willis to purchase Cott common shares, which Mr. Willis was required to hold until his employment was terminated. The first one third of Mr. Willis’ equity award, equal to 68,000 shares worth $1,078,480, vested on May 16, 2007.

Mr. Willis remains subject to standard confidentiality undertakings and a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue for a period of two years following his termination.

Juan Figuereo Employment Agreement

On March 7, 2007, we entered into an offer letter with Juan Figuereo effective as of March 26, 2007. The agreement has an indefinite term and provides for an annual base salary of $350,000 and he receives an annual car allowance of $16,000. Mr. Figuereo is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. As an inducement to enter into employment with us, in 2007 his performance bonus was calculated based on a full 12-month period and was not prorated for the length of his employment. Mr. Figuereo is eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, we paid Mr. Figuereo a cash sign-on bonus of $300,000 (less applicable statutory withholdings and deductions) to purchase Cott shares on the open market, which shares he would be required to hold for eighteen months. Mr. Figuereo was unable to purchase Cott shares with these funds due to an extended insider blackout period running longer than the period during which he was required to purchase. Our Chief Legal & Ethics Officer and Corporate Secretary and the Compensation Committee approved the payment of this bonus without the requirement that he purchase shares. Mr. Figuereo also received a grant under the PSU Plan with a value of $400,000, subject to the vesting and other provisions of the PSU Plan. He also received an additional PSU award as approved by the Compensation Committee with a grant date fair value of $300,000. In addition, Mr. Figuereo was entitled to relocation assistance to Tampa, Florida.

Mr. Figuereo is subject to standard confidentiality undertakings and participates in our Retention Plan, under which he has agreed to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of two years following termination (regardless of the cause of the termination).

Abilio Gonzalez Employment Agreement

On August 1, 2006, Abilio Gonzalez joined Cott as our Chief People Officer. Under our employment agreement with Mr. Gonzalez, in 2007 we paid him a base salary of $350,000 per year and he receives an annual car allowance of $16,000. Mr. Gonzalez is also eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, and he has the opportunity to earn a performance bonus for achievement of goals in excess of the target goals, as approved by the Compensation Committee. Mr. Gonzalez is eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, Mr. Gonzalez received a cash award of $200,000, and a grant under the PSU Plan with a market value equal to $200,000, subject to the vesting provisions of the PSU Plan.

Mr. Gonzalez is subject to standard confidentiality undertakings and participates in our Retention Plan, under which he has agreed to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of two years following termination (regardless of the cause of the termination).

Richard Dobry Employment Agreement

On August 31, 2007, Richard Dobry assumed the role of President, North America. Mr. Dobry was previously our Chief Manufacturing & Supply Chain Officer, a position that was merged into his new role. Under our employment arrangement with Mr. Dobry, we pay him an annual base salary of $400,000 and he receives an annual car allowance of $16,000. He is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to his base salary, and Mr. Dobry has the opportunity to earn a performance bonus for achievement of goals in excess of the target goals, as approved by the Compensation Committee. Mr. Dobry was guaranteed a minimum performance bonus for 2007 based on 100% of his annual base salary. In 2007 Mr. Dobry received a cash award of $650,000, at least 50% of which was to be used to purchase Cott shares on the open market which shares he would be required to hold for eighteen months. Mr. Dobry was unable to purchase shares with these funds due to an extended insider blackout period running longer than the period during which he was required to purchase. Our Chief Legal & Ethics Officer and Corporate Secretary, Chief Executive Officer and the Compensation Committee approved the payment of this bonus without the requirement that he purchase shares.

Mr. Dobry is eligible to participate in all of our benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans. In connection with his promotion to the role of President, North America, on July 18, 2007, Mr. Dobry received a grant of 25,856 PSUs at an award price of C$16.16.

Mr. Dobry is subject to standard confidentiality undertakings and participates in our Retention Plan, under which he has agreed to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of two years following termination (regardless of the cause of the termination).

William Reis Employment Agreement

On March 26, 2007, William Reis joined Cott as our Chief Procurement Officer. Under our employment agreement with Mr. Reis, we pay him a base salary of $290,000 per year and he receives an annual car allowance of $13,500. Mr. Reis is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 50% of his base salary, and he has the opportunity to earn a performance bonus for achievement of goals in excess of the target goals, as approved by the Compensation Committee.

Mr. Reis is eligible to participate in all of our benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans. For fiscal 2007, Mr. Reis was guaranteed a performance bonus based on 50% of his annual base salary, calculated based on a full 12-month period and not for his actual time of employment with us. Mr. Reis also received PSU awards equal to 15,652 PSUs valued at $210,519 and 6,699 PSUs valued at $100,016. As an inducement to enter into employment with us, Mr. Reis received a cash award of $200,000, less applicable withholdings. In addition, Mr. Reis was entitled to relocation assistance to Tampa, Florida. Mr. Reis is eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

Mr. Reis is subject to standard confidentiality undertakings and participates in our Retention Plan, under which he has agreed to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of eighteen months following termination (regardless of the cause of the termination).

Grants of Plan Based Awards in Fiscal 2007

The following table sets forth information with respect to the PSUs and other stock awards granted during the year ended December 29, 2007 to each of our executive officers listed in the Summary Compensation Table set forth above.

Name	Grant Date	Award Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)(3)		Target ($)(4)	Maximum ($)(5)	Threshold (#)	Target (#)	Maximum (#)
Brent D. Willis	n/a 2/16/2007	2/16/2007	362,500		725,000	2,900,000	47,722	95,443	143,165	1,400,000
Juan Figuereo	n/a 3/26/2007 6/13/2007	2/19/2007 6/13/2007	175,000		350,000	1,400,000	14,393 10,049	28,785 20,098	43,178 30,147	400,000 300,000
Tina Dell’Aquila(6)(7)	n/a 2/16/2007	2/16/2007	118,623		237,246	948,984	8,782	17,564	26,346	277,456
Richard Dobry	n/a		378,215	(8)	400,000	1,512,860
	2/16/2007 7/18/2007	2/16/2007 7/18/2007					23,861 12,928	47,721 25,856	71,582 38,784	700,000 400,000
William Reis	n/a		145,000	(8)	145,000	580,000
	3/26/2007 6/13/2007	1/29/2007 6/13/2007					7,826 3,350	15,652 6,699	23,478 10,049	217,500 100,000
Abilio Gonzalez	n/a 2/16/2007	2/16/2007	175,000		350,000	1,400,000	22,157	44,313	66,470	650,000
Mark R. Halperin(6)(7)	n/a 2/16/2007	2/16/2007	180,796		361,591	1,446,364	10,773	21,546	32,319	316,043
John Dennehy(6)	n/a 2/16/2007	2/16/2007	193,125		386,250	1,545,000	25,565	51,130	76,695	750,000

(1)	The equity incentive plan awards represent awards granted to the executives under our PSU Plan described on page 24 of this proxy circular.

(2)	Amounts reflect the fair value determined in accordance with SFAS 123R. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2007 regarding assumptions underlying valuation of equity awards.

(3)	Threshold performance bonus payments are payable if Cott achieves 90% of the pre-established corporate performance targets for that year. For fiscal 2007, the threshold performance bonus awards were 50% of the target bonus. See “Compensation Discussion and Analysis—Compensation Components—Performance Bonuses” for a discussion of performance bonuses.

(4)	For fiscal 2007, the board of directors approved target performance bonus amounts of between 50% and 100% of base salary for named executive officers, as set forth in this column, based on the achievement of company performance targets.

(5)	The Compensation Committee has reserved the right to grant up to four times the target bonus based on significant achievement above targets.

(6)	The employment of Ms. Dell’Aquila, Mr. Halperin and Mr. Dennehy was terminated during 2007. One-third of the grants made under the PSU Plan in 2007 and two-thirds of the grants made under the PSU Plan in 2006 were paid in cash to each individual upon termination, prorated for the duration of employment in 2007 and based upon the closing price of Cott’s common stock on the Toronto Stock Exchange on the date of termination.

(7)	Ms. Dell’Aquila and Mr. Halperin were compensated in Canadian dollars. The estimated future payouts under non-equity incentive plan awards for these executives have been translated from Canadian dollars to U.S. dollars at a rate of $0.93519.

(8)	Pursuant to the terms of their respective employment agreements, Mr. Dobry was guaranteed a performance bonus for fiscal 2007 based on 100% of his annual base salary and Mr. Reis was guaranteed a performance bonus for fiscal 2007 based on 50% of his annual base salary. See “Compensation Discussion and Analysis—Compensation Components—Performance Bonuses—Setting Performance Targets,” “Richard Dobry Employment Agreement” and “William Reis Employment Agreement” above in this proxy circular.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at December 29, 2007 for each of our executive officers listed in the Summary Compensation Table set forth above. No named executive officer had options outstanding at December 29, 2007.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Brent D. Willis	136,000	913,920	217,912	1,340,932
Juan Figuereo	—	—	48,883	300,804
Tina Dell’Aquila	—	—	—	—
Richard Dobry	—	—	73,577	452,760
William Reis	—	—	22,351	137,583
Abilio Gonzalez	—	—	59,409	365,576
Mark R. Halperin	—	—	—	—
John Dennehy	—	—	—	—

(1)	The market value of shares that have not vested has been calculated based on the closing price of our stock on the New York Stock Exchange as of December 28, 2007 ($6.72).

(2)	The number and market value of unearned shares or other units that have not vested under equity incentive plan awards includes unearned or nonvested awards granted to the executives under our PSU Plan described on page 24 and of this proxy circular.

(3)	The market values of PSUs that have not vested under the PSU Plan have been calculated based on the closing price of our stock on the Toronto Stock Exchange as of December 28, 2007 (C$6.58) and have been converted from Canadian dollars to U.S. dollars at a rate of $0.93519.

Option Exercises and Stock Vested In Fiscal 2007

The following table sets forth information with respect to stock awards vesting during 2007 for each of our named executive officers listed in the Summary Compensation Table set forth above. No named executive officer exercised stock options during the fiscal year ended December 29, 2007.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brent D. Willis	68,000	1,078,480
Juan Figuereo	—	—
Tina Dell’Aquila	—	—
Richard Dobry	—	—
William Reis	—	—
Abilio Gonzalez	—	—
Mark R. Halperin	—	—
John Dennehy	—	—

Potential Payments Upon Termination or Change of Control

Vesting under PSU Plan, SAR Plan and Restated EISPP

The PSU Plan and SAR Plan were amended during 2007 to clarify the authority of our board of directors to make a determination to accelerate the vesting of some or all of the unvested PSUs or SARs of all of or any of the participants under the PSU Plan on a Change of Control irrespective of whether termination has occurred. The board determined to accelerate vesting under the PSU Plan should a Change of Control take place on or before December 31, 2007. The board of directors has not made a determination to accelerate vesting under either the PSU or SAR Plans in 2008.

If a Change of Control occurred on December 28, 2007, the last business day of the fiscal year, consistent with the board’s resolution, named executive officers would have been entitled to payments for accelerated vesting under the PSU Plan as set forth in the below table.

Accelerated Vesting ($)
Brent D. Willis	1,340,932
Juan Figuereo	300,804
Richard Dobry	452,760
William Reis	137,538
Abilio Gonzalez	365,576

Under the Restated EISPP, allocated shares become fully vested upon a change of control. No shares have been allocated as of December 28, 2007.

Employment Agreement of Brent Willis

Potential Payments to Mr. Willis upon Change of Control

Our employment agreement with Mr. Willis provided for certain payments to be made if his employment is terminated in connection with a Change of Control of Cott. If, upon a change of control, as a consequence of a change of control, or within 12 months following a change of control, Mr. Willis’s employment had been terminated without cause or he resigned for good reason, he would have been entitled to a lump sum payment of accrued base salary and pro-rated target bonus for the year in which the termination occurred.

For purposes of the employment agreement for Mr. Willis, a Change of Control included:

A.	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than twenty percent (20%) of Cott’s common shares and the majority of the members who were members of our board of directors prior to completion of such take-over bid are replaced within 60 days following completion of such take-over bid, or

B.	any of the following: (A) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareholders immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (B) a sale by us of all or substantially all of our undertakings or assets; (C) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (D) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

If, in connection with a Change of Control of Cott, we had terminated Mr. Willis’ employment without cause or he resigned for good reason, he would have been entitled to (i) a lump sum payment of 36 months of base salary and bonus, based on target bonus for the year in which the Change of Control occurred, (ii) vesting of entitlements under our long-term incentive plans, (iii) vesting of the PSU award made under his employment agreement to the maximum extent permitted by the PSU Plan, (iv) acceleration of vesting of the equity award made to him under his employment agreement and (v) continuation of group insurance benefits for 36 months to the extent permitted under applicable laws. Mr. Willis’ payments would have been subject to a reduction in the event the 280G excise tax would otherwise be imposed.

Assuming his employment had been terminated under these circumstances on December 28, 2007, including payments under his employment agreement and the PSU Plan, Mr. Willis would have been entitled to payments in the amounts set forth in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Group Insurance Continuation ($)	Accelerated Vesting of PSUs ($)	Accelerated Vesting of Stock Award ($)	Total ($)
Brent Willis	2,175,000	2,175,000	66,309	1,340,932	913,920	6,671,161

Termination of Mr. Willis other than for Cause; Resignation by Mr. Willis for Good Reason

In the event Mr. Willis’ employment was terminated by us without cause or he resigned for good reason, his employment agreement entitled him to (i) his accrued base salary through the date of termination, (ii) his bonus, prorated through the date of termination and based on his target bonus, (iii) a lump sum severance amount equal to 24 months of base salary plus bonus, based on his target bonus for the year in which the termination occurred, (iv) vesting of the PSU award made under his employment agreement to the maximum extent permitted by the PSU Plan, (v) acceleration of vesting of the equity award made under his employment agreement, and (vi) continuation of insurance benefits for 24 months or until they are replaced by a new employer.

Had Mr. Willis been terminated by us without cause or had Mr. Willis terminated his employment for good reason on December 28, 2007, he would have been entitled to payments as set forth in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Group Insurance Continuation ($)	Accelerated Vesting of Stock Award ($)	Total ($)
Brent Willis	1,450,000	1,450,000	44,206	913,920	3,858,126

The foregoing payments would be made by us as a lump sum within 30 days of the date of termination of employment or, if a six month delay is required to comply with U.S. Internal Revenue Code Section 409A (for our named executive officers who are U.S. residents), on the first business day of the seventh month following the month in which termination occurs.

Other Named Executive Officers

Amended and Restated Retention, Severance and Non-Competition Plan

During 2007, we commenced the Retention Plan in order to retain and motivate key employees. Our Board of Directors authorized the development of the Retention Plan in February 2007 and we entered into Retention Plan agreements with certain employees on May 11, 2007. The Retention Plan is intended to ensure, among other things, that key employees will remain dedicated to Cott and be motivated to maximize the value of Cott if, as a means of enhancing shareholder value, we consider or enter into a Change of Control.

For purposes of the Retention Plan, a Change of Control means:

A.	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than twenty percent (20%) of Cott’s common shares and the majority of the members who were members of our board of directors prior to completion of such take-over bid are replaced within 60 days following completion of such take-over bid, or

B.	any of the following occur: (A) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareholders immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (B) a sale by us of all or substantially all of our undertakings or assets; (C) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (D) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

The Compensation Committee determines which employees participate in the Retention Plan; as of December 29, 2007, 15 employees participated in the Retention Plan, including all of our named executive officers other than Mr. Willis. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees – 2 times; Level 2 Employees – 1.5 times; Level 3 Employees – 1 time. Mr. Figuereo, Mr. Dobry and Mr. Gonzalez are Level 1 employees. Mr. Reis is a Level 2 employee.

The Retention Plan contemplates a Change of Control Window that begins 90 days prior to the Change of Control or the first public announcement thereof and continues past the Change of Control for a length of one year multiplied by each participant’s severance multiple.

The Retention Plan defines “Cause” to mean:

(i)

the wilful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of Cott after written notice by Cott of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten (10) days of the receipt of such notice;

(ii)	theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or wilful misconduct by the participant, involving the property, business or affairs of Cott, or in the carrying out of his or her duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement or restrictive covenants set out in the Retention Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offence that involves fraud, dishonesty, theft or violence;

(iv)	the participant’s breach of a fiduciary duty owed to Cott; or

(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the board of directors.

The Retention Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	in the case of a participant who is identified in his award letter as a Level 1 Employee and who reports to the Chief Executive Officer as of the date on which he or she becomes a participant under this Plan, a change in the reporting structure of the participant such that he or she no longer reports to the Chief Executive Officer (or their equivalent) or any successor thereto following a Change of Control, including a successor to all or substantially all of the business, assets or undertakings of Cott;

(iii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary;

(iv)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his or her principal place of employment on the date upon which he or she became a participant, unless such relocation is effected at the request of the participant or with his or her approval;

(v)	a material breach by Cott of any provisions of the Retention Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(vi)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Retention Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason during the Change of Control Window, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the his or her severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary, vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans and would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason at a time that falls outside the Change of Control Window, he or she shall receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the participant’s severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his or her severance multiple.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to the excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change in control. In addition, although Mr. Dobry was hired in 2006, his signing bonus was not paid until 2007. Had the signing bonus been paid in 2006, there would be no 280G excise tax or gross-up.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Retention Plan.

Participants in the Retention Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Retention Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against Cott in return for payments under the Retention Plan.

The following chart sets forth potential payments to our named executive officers upon termination of employment or a change of control of Cott under applicable provisions of their current employment agreements, the Retention Plan, and our other compensation programs. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable, or enter into severance agreements with individual executive officers on different terms. For the sake of clarity, the terms “target bonus” and “target annual incentive bonus” used in this section mean 100% of such executive’s base salary, expect in the case of Mr. Reis, in which case such terms mean 50% of base salary.

Assuming their employment had been terminated by Cott without Cause or by the executive for Good Reason on December 28, 2007 inside a Change of Control Window, Messrs. Figuereo, Dobry, Reis and Gonzalez would have been entitled to payments in the amounts set forth opposite their name in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up/ Cut-back ($)(1)	Accelerated Vesting ($)	Total ($)
Juan Figuereo	732,000	700,000	33,040	—	300,804	1,765,844
Richard Dobry	832,000	800,000	44,450	903,621	452,760	3,032,831
William Reis	455,250	217,500	18,468	—	137,538	828,756
Abilio Gonzalez	732,000	700,000	34,082	—	365,576	1,831,658

(1)	Messrs. Figuereo, Dobry and Gonzalez are Level 1 employees and may receive the 280G gross-up. As a Level 2 employee, Mr. Reis may receive a 280G cut-back.

Assuming their employment had been terminated by Cott without Cause or by the executive for Good Reason on December 28, 2007 outside a Change of Control Window, Messrs. Figuereo, Dobry, Reis and Gonzalez would have been entitled to payments in the amounts set forth opposite their name in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up/ Cut-back ($)(1)	Total ($)
Juan Figuereo	732,000	700,000	33,040	—	1,465,040
Richard Dobry	832,000	800,000	44,450	656,403	1,676,450
William Reis	455,250	217,500	18,468	—	691,218
Abilio Gonzalez	732,000	700,000	34,082	—	1,466,082

(1)	Messrs. Figuereo, Dobry and Gonzalez are Level 1 employees and may receive the 280G gross-up. As a Level 2 employee, Mr. Reis may receive a 280G cut-back.

The foregoing payments would be made by us as a lump sum after the date of termination of employment or, if a six-month delay is required to comply with U.S. Internal Revenue Code Section 409A (for our named executive officers who are U.S. residents), on the first business day of the seventh month following the month in which termination occurs. The payment would be made within 30 days of an individual termination, 60 days of a group termination, and 120 days of a termination in connection with a Change of Control.

Termination by Cott for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if their employment is terminated by us for cause or if the executive officer resigns for other than Good Reason, other than the payment of unpaid salary and accrued and unused vacation pay.

Termination because of Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. A pro rata portion of PSUs vest and are paid over the remainder of the performance period. We provide executive-level life, short term disability, and a long term care benefit to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table.

Named Executive Officer Departures during Fiscal 2007

During the 2007 fiscal year, Mark Halperin, John Dennehy and Tina Dell’Aquila left Cott. Each was terminated without cause and each received payments in accordance with the terms of the Retention Plan.

On August 31, 2007, we terminated Mark Halperin, Chief Legal & Ethics Officer and Corporate Secretary, and John Dennehy, President, North America, without cause. Under the terms of the Retention Plan, each received a cash payment equal to twice the sum of their respective annual base salaries, annual car allowance, annual bonus at target for 2007 and the value of certain health benefits. Each was also paid accrued salary and vacation pay to the date of their termination and a lump sum payment of a pro rata 2007 bonus at target, all subject to applicable withholdings. Each is subject to non-competition provisions for a period of two years. We made a payment equal to the value (based on the closing price of our stock on the Toronto Stock Exchange on August 31, 2007) of 29,315 performance share units, in the case of Mr. Halperin, and 43,710 performance share units, in the case of Mr. Dennehy, representing the pro rata portion of performance share units granted to each in 2006 and 2007. With respect to Mr. Dennehy, we included an additional payment of $200,000 as a relocation allowance. The aggregate amount paid to Mr. Halperin was C$2,203,148 and to Mr. Dennehy was US$2,541,057.

On October 26, 2007, we terminated Tina Dell’Aquila, our Vice President, Controller and Assistant Secretary and principal accounting officer, without cause. She received a cash payment equal to twice the sum of her annual base salary, annual car allowance, annual bonus at target for 2007 and the value of certain health benefits. She was also paid accrued salary and vacation pay to the date of her termination and a lump sum payment of a pro rata 2007 bonus at target, all subject to applicable withholdings. Ms. Dell’Aquila is subject to non-competition provisions for a period of two years. We made a payment equal to the value (based on the closing price of our stock on the Toronto Stock Exchange on October 26, 2007) of 16,188 performance share units, representing the pro rata portion of performance share units granted to her in 2006 and 2007. The aggregate amount paid to Ms. Dell’Aquila was C$1,418,133.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of Cott’s board of directors (collectively, the “Compensation Committee”) has submitted the following report for inclusion in this proxy circular:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy circular and in Cott’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the SEC and with all applicable Canadian securities authorities.

The foregoing report is provided by the following directors, who constitute the Human Resources and Compensation Committee:

GEORGE A. BURNETT

BETTY JANE HESS (CHAIR)

CHRISTINE A. MAGEE

EQUITY COMPENSATION PLAN INFORMATION

Set out below is information, as of December 29, 2007, about the only equity compensation plan under which we may issue our common shares from treasury, the Option Plan.

Plan Category	Number of Common Shares to be Issued upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options (b)		Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Restated Cott Corporation 1986 Common Share Option Plan, as amended(1)	2,368,114	C$	30.03	5,935,441

(1)	As this plan was adopted prior to our initial public offering, it was not approved by shareowners. Subsequent amendments to the plan that required shareowner approval have been approved by shareowners. The material terms of the Option Plan are summarized in “Long Term Incentives—Restated 1986 Option Plan, as amended” on page 25 of this proxy circular.

DIRECTORS AND OFFICERS INSURANCE

We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $40,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $1,500,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $566,193, including sales taxes, is paid by us.

Under the terms of our by-laws and agreements with certain directors, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE

Board and Management Roles

The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

•	the adoption of a strategic planning process,

•	the identification of the principal risks for Cott and the implementation of appropriate risk management systems,

•	succession planning and monitoring of senior management,

•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally, and

•	the integrity of our internal control and management information systems.

All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year management prepares a statement of objectives, plans and performance standards. This statement is submitted to the board of directors for its review and approval prior to implementation.

To assist in discharging its responsibilities effectively, the board has established three committees: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain special legal, accounting or other advisors.

Allocation of Responsibility between the Board and Management

The board has adopted a written mandate, the text of which is set out in Appendix A. The business and affairs of Cott are managed by or under the supervision of the board in accordance with all applicable laws and regulatory requirements. The board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the board for review and approval and for implementing our strategic direction. The board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare on behalf of management a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the board and for each committee chair.

Board’s Expectations of Management

The board expects management to pursue the following objectives:

•

produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders,

•

act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value,

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the board,

•	develop and implement a strategic plan in light of trends in the market, and

•	promote high ethical standards and practices in conducting our business.

Shareowner Communications

We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the lead independent director (who presides at meetings of non-management and independent directors) or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o the Vice President, General Counsel and Secretary of Cott, 5519 West Idlewild Avenue, Tampa, Florida, 33634. The letter should indicate that you are a Cott shareowner or your other interest in Cott. Unless the letter is primarily commercial in nature or if it relates to an improper or irrelevant topic, the Secretary or his designee will:

•	forward it to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our lead independent director), or

•	attempt to have management respond directly, for example where a shareowner requests information about Cott or a share-related matter.

All communications not forwarded to the directors will be summarized for the directors and made available to the directors upon their request.

At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded, if any, and makes those communications available to the directors upon request.

Composition of the Board

Our articles permit a minimum of three and a maximum of 15 directors. There are ten nominees for election to the board, a number that the board considers to be adequate given our size and the nature of our shareowner constituency.

Board members are encouraged to attend each annual meeting of shareowners. Last year all but two of our directors that were serving as a director at that time attended the annual meeting.

Independence of the Board

Mr. Weise is the chairman of our board. Mr. Gouin, an independent director, serves as our lead independent director and presides at meetings of non-management and independent directors. The nominees for director who are not independent are Mr. Gibbons and Mr. Halperin. See “Certain Relationships and Related Transactions” for further discussion of the board’s determinations as to independence.

At all meetings of the board and committees of the board, any non-management board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The non-management directors meet independently of management as part of each regularly scheduled quarterly meeting of the board and independent directors meet alone at least quarterly. The directors met independently of management at six meetings, and independently of non-independent directors at six meetings, in 2007. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.

Each of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised of entirely independent directors. The board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The board has considered the independence of each of its members for purposes of the rules of the New York Stock Exchange and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions”.

Board Committees

The board has the following standing committees: Audit Committee, Human Resources and Compensation Committee and Corporate Governance Committee. The charters of these committees are available on our website, www.cott.com. From time to time the board may form additional committees in its discretion.

Human Resources and Compensation Committee

Members—Betty Jane Hess (Chair), George A. Burnett, Christine A. Magee

The board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. See “Certain Relationships and Related Transactions”. The Compensation Committee’s mandate includes:

•	reviewing, approving and, where appropriate, recommending to the board, compensation plans and levels for our senior officers, including our Chief Executive Officer,

•	reviewing and approving incentive compensation to be allocated to our employees, including senior officers, and

•	reviewing and recommending to the board the remuneration to be paid to members of the board.

The Compensation Committee also is responsible for reviewing and reporting annually to the board of directors on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our senior officers has been developed. The Compensation Committee met six times in 2007.

In determining the amount of compensation for directors, management reviews industry publications and trends and meets with an outside consultant to determine the appropriate level of compensation. Management then reports its findings and recommendations to the committee, which assesses the information to form a recommendation to the board of directors.

In fiscal 2007, the Compensation Committee continued to engage Cook and Cott management continued to engage Mercer as independent compensation consultants. These consultants were engaged to assess the marketplace and provide guidance on new long-term incentive plans and incentive compensation policies. Management retained Mercer to advise it in designing the Restated EISPP, and Cook reviewed and provided advice to the Compensation Committee with respect to the design of the plan, as well as advice on retention strategies. Mercer also provided benchmarks for executive compensation and offered advice related to compensation of our non-executive employees. Mercer’s advice was presented to the Compensation Committee to allow it to review and determine our compensation philosophy and programs with respect to all employees.

For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis”.

Because Ms. Magee will not stand for re-election by the shareowners at the meeting, the board intends to re-assess the composition of the Compensation Committee immediately following the meeting.

Corporate Governance Committee

Members—Serge Gouin (Chair), Philip B. Livingston, Andrew Prozes

The board has determined that each member of the Corporate Governance Committee is independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

•	reviewing and recommending changes to the mandates of the board committees,

•	ensuring compliance with the guidelines, rules and requirements that are applicable to us,

•

identifying and recommending the nomination of new members to the board and its committees and identifying and proposing to the board nominees for each annual meeting of shareowners (and as such functions as a nominating committee),

•

ensuring that management develops, implements and maintains (i) appropriate orientation and education programs for directors and (ii) a continuing education policy designed to foster a more extensive knowledge of the business on the part of the board,

•	monitoring and assessing the individual and collective effectiveness of the board and its committees,

•	monitoring the quality of the relationship between management and the board and recommending any areas for improvement,

•	reviewing and assessing annually our Corporate Governance Guidelines, and

•	reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code.

In selecting candidates for the board, the Corporate Governance Committee applies a number of criteria, including:

•	each director should be an individual of the highest character and integrity,

•	each director should have sufficient experience to enable the director to make a meaningful contribution to the board and to Cott,

•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director,

•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations,

•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the board and its committees, and

•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

The Corporate Governance Committee considers suggestions as to nominees for directors from any source, including any shareowner. Shareowners wishing to suggest a candidate for a director should write to our Corporate Secretary at our executive office and include:

•	a statement that the writer is a shareowner and is proposing a candidate for consideration by the Corporate Governance Committee,

•	the name and contact information for the candidate,

•	a statement of the candidate’s business and educational experience,

•	information regarding each of the factors listed above, other than those in respect of board size and composition, to enable the committee to evaluate the candidate,

•	a statement detailing the relationship between the candidate and us or any of our customers, suppliers or competitors,

•	detailed information about any relationship or understanding between the writer and the proposed candidate, and

•	a statement that the candidate is willing to be considered as a candidate and willing to serve as a director if nominated and elected.

The Corporate Governance Committee conducts assessments of the board and its committees at least annually. Directors are required to complete an evaluation of the performance of the board, its committees and directors, which are then reviewed by the Corporate Governance Committee and results and recommendations resulting therefrom are reported to the full board.

New directors are provided with material respecting Cott and attend information sessions and plant tours with management in order to familiarize themselves with the business. They also meet with company representatives to review the mandates and roles of the board and its committees as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at upcoming meetings prior to the meeting.

The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the board.

The Corporate Governance Committee met six times in 2007.

Mr. Prozes was appointed to this committee in 2007.

Audit Committee

Members—Philip B. Livingston (Chair), Andrew Prozes, David T. Gibbons (until March 24, 2008)

The Audit Committee reports directly to the board. Each member has been determined by the board to be independent within the meaning of the rules of the New York Stock Exchange and Rule 10A-3 of the U.S. Securities and Exchange Act of 1934.

The Audit Committee, on behalf of the board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the independent auditors’ qualifications and independence, the performance of our internal auditors and independent auditors and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Auditors—Audit Committee Report”.

The Audit Committee operates pursuant to a written charter that was approved and adopted by the board on March 7, 2001 and updated in March, 2004, February, 2005 and March, 2006, the text of which is set out in Appendix B. As required by the New York Stock Exchange rules, the board has determined that each member of the Audit Committee is financially literate and that Mr. Livingston qualifies as an “audit committee financial expert” within the meaning of the rules of the U.S. Securities and Exchange Commission. The Audit Committee met seven times in 2007.

David T. Gibbons served on this committee until he became Interim Chief Executive Officer on March 24, 2008. It is expected that the board of directors will appoint Graham W. Savage to replace him at the next board meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2007 an employee, or is or ever has been an officer, of Cott or its subsidiaries. No executive officer of Cott served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Cott’s board of directors or Compensation Committee.

AUDITORS

Appointment of Auditors

At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as our auditors for the next year. A majority of the votes cast must be in favour of this resolution in order for it to be approved.

Principal Accountant’s Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for fiscal 2007 and 2006 were as follows:

	Fiscal Year
	2007	2006
Audit Fees (including out-of-pocket expenses)	$2,637,900	$2,240,050
Audit-Related Fees	267,400	160,047
Tax Fees	240,214	257,691

Total	$3,145,514	$2,657,788

Audit Fees

Audit fees are those for services related to the audit of our annual financial statements for the 2007 and 2006 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years.

Audit-Related Fees

Audit-related fees for the 2007 and 2006 fiscal years consisted primarily of consultation on various matters and translation of financial documents.

Tax Fees

Tax fees in fiscal 2007 and 2006 consisted of tax compliance services and advice.

Pre-Approval Policies and Procedures

In engaging our independent auditor, the Audit Committee considers the following guidelines:

•

For audit services, the independent auditor is to provide the committee with an engagement letter during the last quarter of each fiscal year outlining the scope of the audit services proposed to be performed in the next fiscal year. If agreed to by the committee, this engagement letter will be formally accepted by the committee. The independent auditor is to submit an audit services fee proposal for approval by the committee.

•

For non-audit services, management and the independent auditor will periodically submit to the committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the committee that each proposed non-audit service is permissible under applicable legal requirements. The committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

•

If management proposes that the committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the committee pursuant to the process outlined above, management will submit the request to the committee. Our management and the independent auditor will each confirm to the committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the committee or the chair of the committee prior to the engagement of the auditors to perform the service.

All of our audit related fees and tax fees in 2007 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Cott’s audited financial statements and Management’s Report on Internal Control over Financial Reporting.

The committee reviewed with the independent auditor their judgment as to the quality, not just the acceptability, of Cott’s accounting principles and such other matters as the committee and the auditors are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees”, as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications”. The committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott’s financial statements and how these policies were applied to the financial statements.

The audit committee received the written disclosures and the letter from the auditor required by the Independence Standards Board Standard No. 1. The committee discussed with the auditors the auditor’s independence from Cott and management, including the matters that are required to be disclosed in writing by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

Based on the foregoing reviews and discussions, the committee recommended to the board of directors that the audited financial statements be included in Cott’s annual report on Form 10-K for the year ended December 29, 2007 for filing with the U.S. Securities and Exchange Commission.

Mr. Gibbons will serve on the Audit Committee until he ceases to be independent. It is expected that Graham W. Savage will be appointed to replace him at the next meeting of the board of directors.

PHILIP LIVINGSTON, CHAIR

ANDREW PROZES

DAVID T. GIBBONS

March 22, 2008

ADDITIONAL INFORMATION

Information about Cott

Upon request to the Corporate Secretary you may obtain a copy of our annual report on Form 10-K for the fiscal year ended December 29, 2007, our 2007 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Human Resources and Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to the Corporate Secretary.

This proxy circular and our 2007 Annual Report to Shareowners are available at:

http:// www.sendd.com/EZProxy/?project_id=36.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of our proxy circular or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634, Attention: Investor Relations Department; telephone number 813-313-1872 ext.51872. If you want to receive separate copies of the annual report and proxy circular in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Approval

The board of directors of Cott has approved the contents and sending of this proxy circular.

(Signed)	MATTHEW A. KANE, JR. Vice-President, General Counsel and Secretary

March 27, 2008

APPENDIX A

MANDATE OF THE BOARD OF DIRECTORS

Purpose

The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The board approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the board for review and approval and for implementing the Corporation’s strategic direction.

This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.

Responsibilities

1.	To the extent feasible, the Board of Directors shall satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.	Review and approve the annual operating plan (including the capital budget), strategic plan (which takes into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan. During at least one meeting each year, the Board of Directors will review the Corporation’s long-term strategic plans and the principal issues that the Corporation expects to face in the future.

3.	Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.	Ensure, with the assistance of the Corporate Governance Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of the Toronto Stock Exchange, the New York Stock Exchange and applicable legislation, and that such compliance is reviewed periodically by the Corporate Governance Committee.

5.	Develop the Corporation’s approach to corporate governance. The Corporate Governance Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation.

6.	Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically on the initiative of the Audit Committee.

7.	Assess the performance of the Corporation’s executive officers, including monitoring the establishment of appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.

9.	Review and, where appropriate approve, the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the board; appoint directors to fill vacancies on the board; appoint and replace members of the various committees of the board and the lead director of each such committee; and, establish the form and amount of director compensation.

A-1

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the board with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.

Measures for Receiving Shareowner Feedback

The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. Persons designated to receive such information shall be required to provide a summary of the feedback to the Board of Directors on a semi-annual basis or at such other more frequent intervals as they see fit. Specific procedures for permitting shareowner feedback and communication with the board will be prescribed by the Corporation’s communications policy.

Expectations of Directors

The Board of Directors shall develop and update, in conjunction with the Corporate Governance Committee, specific expectations of directors and such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.

Annual Evaluation

At least annually, the Board of Directors through the Corporate Governance Committee shall, in a manner it determines to be appropriate:

•

Conduct a review and evaluation of the performance of the board and its members, its committees and their members, including the compliance of the board with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate on an annual basis.

A-2

APPENDIX B

AUDIT COMMITTEE (THE “COMMITTEE”) CHARTER

Purpose

The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the Corporation’s internal auditors and independent auditors.

Responsibilities

1.	The Committee shall satisfy itself, on behalf of the Board, that:

(a)	the Corporation’s quarterly and annual financial statements should be approved and included in the Corporation’s regulatory filings;

(b)	the information contained in the Corporation’s quarterly financial statements, Annual Report to shareowners and other financial disclosure information contained in documents such as Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), the Annual Information Form and Form 10-K and the annual proxy statement and the financial information contained in any prospectus is not materially erroneous, misleading or incomplete;

(c)	the Corporation has implemented appropriate systems of internal control over financial controls and reporting and the safeguarding of the Corporation’s assets and that these are operating effectively;

(d)	the audit function has been effectively carried out and that any matter which the independent auditors wish to bring to the attention of the Board has been addressed; and

(e)	the Corporation’s independent auditors are qualified and independent of management.

2.	The Committee shall report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditors, and the performance of the internal auditors.

3.	The Committee shall meet separately, periodically, with management, with the internal auditors and with the independent auditors.

4.	The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation’s disclosures under MD&A and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K. The Committee shall also review all of the Corporation’s financial statements, MD&A and earnings press releases prior to public disclosure thereof by the Corporation.

5.	The Committee shall discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies. The Committee shall ensure that adequate procedures are in place for reviewing the Corporation’s disclosure of financial information extracted or derived from the Corporation’s financial statements and periodically assess the adequacy of those procedures. The annual and interim financial statements must be approved by the full Board prior to their filing and release (unless, in the case only of the interim financial statements, the Board delegates this authority to the Committee).

6.	The Committee shall prepare the audit report required by the rules of the Securities and Exchange Commission and other applicable securities regulatory authorities to be included in the Corporation’s annual proxy statement.

7.	The Committee is directly responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting.

8.	The Committee shall discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	The Committee shall discuss with management the Corporation’s policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposure.

10.	The Committee shall review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

11.	Subject to compliance with the requirements of applicable laws, the Committee shall have the sole authority to appoint, retain or replace the independent auditors (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditors shall report directly to the Committee.

12.	The Committee shall review with the independent auditors any audit problems or difficulties and management’s response. This review should include a discussion of (a) any restrictions on the scope of the independent auditors’ activities or on access to requested information, and (b) any significant disagreements with management. The Committee may review, as it deems appropriate, (i) any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise) (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Corporation.

13.	Subject to compliance with the requirements of applicable law, the Committee shall set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditors.

14.	(a) The Committee shall, at least annually, obtain and review a report from the independent auditors describing (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Corporation.

(b) Based on the above mentioned report, the Committee shall evaluate the qualifications, performance and independence of the independent auditors. In this evaluation, the Committee shall (i) consider whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence, (ii) evaluate the lead partner of the independent auditors’ team and make sure that there is a regular rotation of the lead partner, (iii) evaluate the independent auditors’ team and make sure that there is a regular rotation in compliance with applicable laws, and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

15.	The Committee shall review and discuss quarterly reports from the independent auditors (required by Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”)) on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

16.	The Committee shall be responsible for the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

17.	The Committee shall review the Corporation’s internal accounting controls and information gathering systems, as well as the risks, priorities and deficiencies, if any, identified by the Corporation’s independent and internal auditors, and ensure that appropriate corrective action is taken with respect thereto.

18.	The Committee shall review the scope and results of audit plans of the independent auditors and the objectivity, effectiveness and resources of the Corporation’s internal auditors.

19.	The Committee shall review the performance and the remuneration of the Corporation’s internal auditors and shall approve all decisions in connection therewith. The internal auditors shall report directly to the Committee.

20.	The Committee shall monitor and review the Corporation’s (and its affiliates) compliance with environmental laws and regulations and ensure that a compliance program is developed and maintained by the Corporation.

21.	The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

22.	The members of the Committee shall have the right for the purpose of performing their duties to inspect all the books and records of the Corporation and its subsidiaries and of discussing such accounts and records and any matters relating to the financial position of the Corporation with the officers and independent and internal auditors of the Corporation and its subsidiaries and any member of the Committee may require the independent and internal auditors to attend any or every meeting of the Committee.

23.	It is understood that in order to properly carry out its responsibilities, the Committee shall have the right, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, at the expense of the Corporation.

24.	The audit functions of the Committee may not be delegated to another committee.

25.	The Committee shall be responsible for those matters assigned to it under the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers.

26.	The Committee shall review and reassess the adequacy of this Charter periodically, at least on an annual basis, as conditions dictate. The Committee shall annually review and assess the Committee’s own performance.

Structure

1.	The Board shall elect annually from among its members a committee to be known as the Audit Committee to be composed of at least three independent directors, none of whom shall (a) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee or (b) be affiliated with the Corporation or (c) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditors in the three years prior to being appointed to the Committee or (d) be an immediate family member of any of these persons.

2.	Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with applicable law, including applicable listing standards.

3.	Committee members shall not simultaneously serve on the audit committees of more than three other public companies unless the Board determines that simultaneous service on more than three other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy statement.

4.	A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee. Polling of Committee members in lieu of a meeting is not permitted.

5.	Each member of the Committee shall hold such office until the next annual meeting of shareowners after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee.

6.	The Committee shall appoint one of its members to act as Chairman (the “Chairman”). The Chairman will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion. The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chairman.

7.	The Committee will meet as many times as is necessary to carry out its responsibilities, and shall meet without members of management present from time to time as requested by the Chairman of the Committee.

8.	The time at which and the place where the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

9.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

Cott Corporation

6525 Viscount Road Mississauga, Ontario L4V1H6	5519 West Idlewild Avenue Tampa, Florida 33634

www.cott.com

Computershare

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9

Security Class 123

Holder Account Number

C1234567890 XXX

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Form of Proxy-Annual Meeting of Cott Corporation to be held on April 17, 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, however, if you do not specify how to vote in respect of any matter, your proxyholder is entitled to vote your shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized a director or officer of Cott Corporation to act as your proxyholder, this proxy will be voted as recommended by Management. In particular, if your proxy does not specify how to vote, this proxy will be voted FOR the nominees listed in resolution number 1. Election of Directors and FOR the appointment of auditors set out in resolution number

2. Appointment of Auditors.

6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting and at any continuation of the Meeting after an adjournment thereof.

7. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 p.m. (local time in Toronto, Canada) on April 15, 2008.

THANK YOU

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MR SAM SAMPLE

C1234567890

XXX 123

This Form of Proxy is solicited by and on behalf of Management.

Appointment of Proxyholder

I/We being shareowner(s) of Cott Corporation hereby appoint: Frank E. Weise III, Chairman, or failing him, Matthew A. Kane, Jr., Vice-President, General Counsel & Secretary

OR

Print the name of the person you are appointing if this person is someone other than the Chairman or Secretary as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the Annual Meeting of shareowners of Cott Corporation to be held at the Doubletree by Hilton Hotel, 655 Dixon Road, Toronto, Ontario, Canada, on Thursday, April 17, 2008 at 8:30 a.m. (local time in Toronto, Canada), and at any continuation of the Meeting after an adjournment thereof. Discretionary authority is hereby conferred with respect to any amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting and at any continuation of the Meeting after an adjournment thereof. As of March 23, 2008, Management is not aware of any such amendments, variations or other matters to be presented at the Meeting.

1. Election of Directors The proposed nominees named in the accompanying Proxy Circular are:

01. George A. Burnett; 02. David T. Gibbons; 03. Serge Gouin; 04. Stephen H. Halperin; 05. Betty Jane Hess; 06. Philip B. Livingston; 07. Andrew Prozes; 08. Graham W. Savage; 09. Donald G. Watt; 10. Frank E. Weise III.

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FOR all nominees listed above:

FOR all nominees listed above other than:

WITHHOLD vote for all nominees listed above:

Please specify the name of the individual(s) from whom you wish to withhold your vote:

2. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP as Auditors.

For Withhold

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Authorized Signature(s)-Sign Here-This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by Management.

Signature(s)

Date

Financial Statements Request

In accordance with Canadian securities regulations, shareowners may elect to receive interim financial statements, if they so request. If you wish to receive such mailings, please mark your selection.

Mark this box if you would like to receive interim financial reports by mail.

If you do not mark the box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements.

999999999999 0 0 1111 9 X X A R 6 CPTQ

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